UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant:	☒	Filed by a party other than the Registrant:	☐
Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

MIDWESTONE FINANCIAL GROUP, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act rules 14a6(i)(1) and 0-11

102 South Clinton St.
Iowa City, Iowa 52240
(319) 356-5800
March 15, 2022

Dear Shareholder:
On behalf of the board of directors and management of MidWestOne Financial Group, Inc. (the “Company”), we cordially invite you to attend the Annual Meeting of the Shareholders (the “Annual Meeting”) of the Company to be held at 2:00 p.m. central time on Thursday, April 28, 2022, by means of remote communication through an online virtual meeting at www.virtualshareholdermeeting.com/MOFG2022. There will be no in-person attendance due to COVID-19 precautions. We encourage all shareholders to attend the Annual Meeting through the online virtual meeting webcast. When you access the live webcast of the Annual Meeting at www.virtualshareholdermeeting.com/MOFG2022, you will be able to vote your shares electronically and submit your questions during the meeting. You will need to have your 16-digit control number included on your notice (or proxy card if you received paper copies of the proxy materials) to join, ask questions at and vote at the Annual Meeting online via live webcast.
We are using the Securities and Exchange Commission rule that allows us to furnish our proxy statement, Annual Report on Form 10-K for the year ended December 31, 2021, and proxy card to shareholders over the Internet. This means our shareholders will receive only a notice containing instructions on how to access the proxy materials over the Internet. If you receive this notice but would still like to request paper copies of the proxy materials, please follow the instructions on the notice. By delivering proxy materials electronically to our shareholders, we can reduce the costs of printing and mailing our proxy materials.
Our Nominating and Corporate Governance Committee has nominated four persons to serve as directors, all of whom are incumbent directors. We have also included a non-binding advisory proposal to approve the compensation of our named executive officers, or "say-on-pay" proposal. Finally, our Audit Committee has selected, and we recommend that you ratify the selection of, RSM US LLP to act as the Company’s independent registered public accounting firm for the year ending December 31, 2022. We recommend that you vote your shares for each of the four director nominees, in favor of the compensation arrangements of our named executive officers, and in favor of the ratification of our independent registered public accounting firm. During the Annual Meeting, we will also review our performance in 2021 and update you on how we are dealing with the current economic environment and our strategic plan as we move forward.
Whether or not you plan to attend the Annual Meeting through the online virtual meeting webcast, we urge you to vote and submit your proxy in advance of the meeting by following the instructions provided on the notice as soon as possible. This will assure that your shares are represented at the meeting.
Very truly yours,
Kevin W. Monson
Chair of the Board

102 South Clinton St.
Iowa City, Iowa 52240

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON APRIL 28, 2022

To the Shareholders of MidWestOne Financial Group, Inc.:
The Annual Meeting of the Shareholders (the “Annual Meeting”) of MidWestOne Financial Group, Inc. (the “Company”) is being held at 2:00 p.m. central time on Thursday, April 28, 2022, by means of remote communication through an online virtual meeting at www.virtualshareholdermeeting.com/MOFG2022, for the following purposes:

1.to elect four individuals to serve as Class III members of the board of directors for terms expiring at the 2025 annual meeting of shareholders and until their successors are elected and have been qualified;
2.to approve, on a non-binding, advisory basis, the compensation of our named executive officers, as described in the accompanying proxy statement, which is referred to as a “say-on-pay” proposal;
3.to ratify the appointment of RSM US LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022; and
4.to transact such other business as may properly be brought before the meeting and any adjournments or postponements of the meeting.

We strongly encourage all shareholders to participate in the Annual Meeting through the online virtual meeting webcast. There will be no in-person attendance due to COVID-19 precautions. When you access the live webcast of the Annual Meeting at www.virtualshareholdermeeting.com/MOFG2022, you will be able to vote your shares electronically and submit your questions during the meeting. You will need to have your 16-digit control number included on your notice (or proxy card if you received paper copies of the proxy materials) to join, ask questions at and vote at the Annual Meeting online via live webcast.
Only shareholders of record on our books at the close of business on March 1, 2022, the record date for the Annual Meeting, are entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements of the Annual Meeting. In the event there are an insufficient number of votes for a quorum or to approve or ratify any of the foregoing proposals at the time of the Annual Meeting, the meeting may be adjourned or postponed in order to permit us to further solicit proxies. We look forward to hearing from you online during the webcast.
By Order of the Board of Directors
Kevin W. Monson
Chair of the Board

Iowa City, Iowa
March 15, 2022

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING VIRTUALLY, WE URGE YOU TO VOTE AND SUBMIT YOUR PROXY IN ADVANCE OF THE MEETING BY FOLLOWING THE INSTRUCTIONS PROVIDED ON THE NOTICE. WE HOPE THAT YOU WILL BE ABLE TO ATTEND THE MEETING THROUGH THE ONLINE VIRTUAL MEETING WEBCAST, AND, IF YOU DO, YOU MAY VOTE YOUR SHARES AT THAT TIME. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO ITS EXERCISE.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on April 28, 2022:
Our proxy statement and 2021 Annual Report on Form 10‑K are available online at www.midwestonefinancial.com.

MIDWESTONE FINANCIAL GROUP, INC.

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS
April 28, 2022

This proxy statement is being furnished to our shareholders in connection with the solicitation by our board of directors of proxies to be used at the Annual Meeting of the Shareholders (the “Annual Meeting”) to be held at 2:00 p.m. central time on Thursday, April 28, 2022, by means of remote communication through an online virtual meeting at www.virtualshareholdermeeting.com/MOFG2022, or at any adjournments or postponements of the meeting. We strongly encourage all shareholders to participate in the Annual Meeting through the online virtual meeting webcast. There will be no in-person attendance due to COVID-19 precautions. When you access the live webcast of the Annual Meeting at www.virtualshareholdermeeting.com/MOFG2022, you will be able to vote your shares electronically and submit your questions during the meeting. You will need to have your 16-digit control number included on your notice (or proxy card if you received paper copies of the proxy materials) to join, ask questions at and vote at the Annual Meeting online via live webcast. This proxy statement, and a copy of our Annual Report on Form 10-K for the year ended December 31, 2021, which we have filed with the Securities and Exchange Commission (the “SEC”), is first made available to our shareholders on or about March 15, 2022 and March 10, 2022, respectively.

QUESTIONS AND ANSWERS

The following is information regarding the meeting and the voting process, presented in a question and answer format. As used in this proxy statement, the terms “MidWestOne Financial Group,” “MidWestOne Financial,” the “Company,” “we,” “our,” and “us” all refer to MidWestOne Financial Group, Inc. and its consolidated subsidiaries. The terms “MidWestOne Bank” and the “Bank” refer to the Company’s wholly-owned banking subsidiary, MidWestOne Bank, Iowa City, Iowa.
Q:    What is a proxy statement?
A.A proxy statement is a document, such as this one, required by the SEC that, among other things, explains the items on which you are asked to vote on at the Annual Meeting.
Q:    Why did I receive access to the proxy materials?
A.We have made the proxy materials available to you over the Internet because on March 1, 2022, the record date for the Annual Meeting, you owned shares of MidWestOne Financial common stock. This proxy statement lists the matters that will be presented for consideration by our shareholders at the Annual Meeting to be held on April 28, 2022. It also gives you information concerning the matters to assist you in making an informed decision.
If you vote pursuant to the instructions set forth in the notice and herein, you appoint the proxy holders as your representatives at the meeting. The proxy holders will vote your shares as you have instructed, thereby ensuring that your shares will be voted whether or not you attend the virtual meeting. Even if you plan to attend the meeting online, we ask that you instruct the proxies how to vote your shares in advance of the meeting just in case your plans change and you are unable to participate through the online virtual meeting webcast.
If you have voted over the Internet or by telephone or signed and returned the proxy card and an issue comes up for a vote during the Annual Meeting that is not identified in the proxy materials, the proxy holders will vote your shares, pursuant to your proxy, in accordance with their judgment.
Q:    Why did I receive a notice regarding the Internet availability of proxy materials instead of paper copies of the proxy materials?
A.We are using the SEC’s notice and access rule that allows us to furnish our proxy materials over the Internet to our shareholders instead of mailing paper copies of those materials to each shareholder. As a result, beginning on or about March 15, 2022, we sent our shareholders by mail a notice containing instructions on how to access our proxy materials over the Internet and vote. This notice is not a proxy card and cannot be used to vote your shares. If you received a notice this year, you will not receive paper copies of the proxy materials unless you request the materials by following the instructions on the notice.
Q:    What is “householding” and how does it work?
A.Under the rules adopted by the SEC, we may deliver a single set of proxy materials to one address shared by two or more of our shareholders. This delivery method is referred to as “householding” and can result in significant cost savings. To take advantage of this opportunity, if paper copies of the proxy materials were requested and multiple shareholders shared an address, we have delivered only one set of proxy materials, unless we received contrary instructions from the impacted shareholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the proxy materials, as requested, to any shareholder at the shared address to which a single copy of these documents were delivered. If you prefer to receive separate copies of the proxy statement or annual report, contact Broadridge Financial Solutions, Inc. by calling 1-866-540-7095 or in writing at 51 Mercedes Way, Edgewood, New York 11717, Attention: Householding Department.
In addition, if you currently are a shareholder who shares an address with another shareholder and would like to receive only one copy of future notices and proxy materials for your household, you may notify your broker if your shares are held in a brokerage account or you may notify Broadridge if you hold registered shares. Registered shareholders may notify Broadridge Financial Solutions, Inc. at the above telephone number or address.
Q:    What matters will be voted on at the meeting?
A.You are being asked to vote on: (i) the election of four individuals to serve as Class III members of our board of directors for terms expiring at the 2025 annual meeting of shareholders and until their successors are elected and have been qualified; (ii) the approval, on a non-binding, advisory basis, of the compensation of our named executive officers (which is referred to as a "say-on-pay" proposal); and (iii) the ratification of the appointment of RSM US LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022. These matters are more fully described in this proxy statement.
Q: How can I attend the Annual Meeting?
A.The Annual Meeting will be held through an online virtual meeting webcast at www.virtualshareholdermeeting.com/MOFG2022. We strongly encourage all shareholders to attend the meeting virtually. There will be no in-person attendance due to COVID-19 precautions.
Online access to the webcast will open approximately 15 minutes prior to the start of the Annual Meeting, which will begin promptly at 2:00 p.m. central time on April 28, 2022, to allow time for you to log in and test the computer software. We encourage our shareholders to access the meeting prior to the start time to allow ample time to complete the online check-in process. You will need to have your 16‐digit control number included on your notice (or proxy card if you received paper copies of the proxy materials) to join, ask questions at and vote at the Annual Meeting via the online virtual meeting webcast. You will be able to vote your shares electronically and submit your questions during the meeting online. The virtual meeting platform is fully supported across browsers (Internet Explorer, Edge, Firefox, Chrome, and Safari) and devices (desktops, laptops, tablets, and cell phones) running the most updated version of applicable software and plugins. Participants should ensure that they have a strong Wi-Fi connection wherever they intend to participate in the meeting. Participants should also give themselves plenty of time to log in and ensure that they can hear streaming audio prior to the start of the meeting. A technical support number will be made available on the virtual meeting webpage during check-in for shareholders who experience technical difficulties accessing the virtual Annual Meeting. A complete list of the shareholders entitled to vote at the Annual Meeting will be made available for inspection by clicking the designated shareholder list link that will appear on your screen. The shareholder list may be accessed at any time during the meeting or any adjournment.
You are entitled to participate in the Annual Meeting only if you were a shareholder of record as of the record date or if you hold a valid proxy for the Annual Meeting. If you are not a shareholder of record but hold shares as a beneficial owner in street name, you should follow the instructions for attending the Annual Meeting provided by your broker or other fiduciary. If you do not comply with the procedures outlined above, you will not be admitted to the Annual Meeting.

Q: How do I ask questions at the Annual Meeting if I attend the online virtual meeting webcast?
A.To ask a question through the online virtual meeting webcast at www.virtualshareholdermeeting.com/MOFG2022, you will need to have your 16‐digit control number included on your notice (or proxy card if you received paper copies of the proxy materials). If you would like to submit a question, click on the “Q&A” button at the bottom of the screen, enter your question in the text box and click on “Submit” at any time during the Annual Meeting.
Q:    How do I vote?
A.After reviewing this document, submit your proxy using any of the proxy voting methods indicated on the notice. You may vote by telephone (if you received paper copies of the proxy materials), by Internet, by mail by completing, signing, dating and mailing the proxy card you received in the mail (if you received paper copies of the proxy materials), or through the online virtual meeting webcast. By submitting your proxy, you authorize the individuals named in it to represent you and vote your shares at the Annual Meeting in accordance with your instructions. Your vote is important. Whether or not you plan to participate in the virtual-only Annual Meeting, please vote by following the instructions on the notice.
If you sign, date, and return your proxy card but do not mark the card to provide voting instructions, the shares represented by your proxy card will be voted “for” all four nominees named in this proxy statement, “for” the say-on-pay proposal, and “for” the ratification of the appointment of RSM US LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022.
If you are a beneficial owner and a broker or other fiduciary is the record holder (which is usually referred to as “street name” ownership), then you received access to these proxy materials from the record holder of the shares that you beneficially own. The record holder should have given you instructions for directing how the record holder should vote your shares. It will then be the record holder’s responsibility to vote your shares for you in the manner you direct.
To vote during the Annual Meeting, you may go to www.virtualshareholdermeeting.com/MOFG2022 to attend the Annual Meeting via online virtual meeting webcast and vote online. You will need to have your 16-digit control number included on your notice (or proxy card if you received paper copies of the proxy materials) when you access the website and follow the instructions to vote by clicking the “voting” button on your screen. Shares held in your name as the shareholder of record may be voted electronically during the Annual Meeting. Shares held in the name of a broker or other fiduciary also may be voted electronically during the Annual Meeting by following the instructions provided by your broker or other fiduciary. Even if you plan to attend the Annual Meeting through the online virtual meeting webcast, we ask that you complete and return your proxy card, or vote by telephone or Internet, in advance of the Annual Meeting in case your plans change.

Q:    If I hold shares in the name of a broker, who votes my shares?
A.Under the rules of various national and regional securities exchanges, brokers and other fiduciaries that hold securities on behalf of beneficial owners generally may vote on routine matters even if they have not received voting instructions from the beneficial owners for whom they hold securities, but are not permitted to vote on non-routine matters unless they have received such voting instructions. The ratification of the appointment of the Company’s independent registered public accounting firm is considered to be a routine matter, and the election of directors and say-on-pay proposal are considered to be non-routine matters. Thus, if you do not provide instructions to your broker as to how it should vote the shares beneficially owned by you, your broker will be able to vote on the ratification of the appointment of RSM US LLP as our independent registered public accounting firm, but generally will not be permitted to vote on any of the other matters described in this proxy statement.
We therefore encourage you to provide directions to your broker as to how you want your shares voted on all matters to be brought before the meeting. You should do this by carefully following the instructions your broker gives you concerning its procedures.
Q:     How will my shares of common stock held in the employee stock ownership plan be voted?
A.We maintain an employee stock ownership plan ("ESOP") that owns 354,157, or 2.3%, of the current outstanding shares of our common stock. Employees of the Company and the Bank participate in the ESOP. As of the record date, 354,157 shares have been allocated to ESOP participants. Each ESOP participant has the right to instruct the trustee of the plan how to vote the shares of our common stock allocated to his or her account under the ESOP. If an ESOP participant properly executes the voting instruction card, the ESOP trustee will vote the participant's shares in accordance with the participant's instructions. Shares of our common stock held in the ESOP, but not allocated to any participant's account, and allocated shares for which no voting instructions are received from participants, will be voted by the trustee in proportion to the results of the votes cast on the issue by the participants and beneficiaries.
Q:    What does it mean if I receive more than one notice card?
A.It means that you have multiple holdings reflected in our stock transfer records and/or in accounts with stockbrokers or other fiduciaries. To vote all of your shares by proxy, please follow the separate voting instructions that you received for the shares of common stock held in each of your different accounts.
Q:    What if I change my mind after I vote?
A.If you hold your shares in your own name, you may revoke your proxy and change your vote at any time before the polls close at the meeting. You may do this by:
•timely submitting another proxy via the telephone or Internet, if that is the method that you originally used to submit your proxy;
•signing another proxy card with a later date and returning that proxy card to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717, by mail;
•sending notice to us that you are revoking your proxy; or
•voting through the virtual online meeting webcast.
All written notices of revocation and other written communications with respect to revocation of proxies should be sent to: MidWestOne Financial Group, Inc., 102 South Clinton St., Iowa City, Iowa 52240, Attention: Corporate Secretary. If you hold your shares in the name of your broker or other fiduciary and desire to revoke your proxy, you will need to contact that party to revoke your proxy.
Q:    How many votes do we need to hold the annual meeting?

A.The holders of a majority of the votes entitled to be cast as of the record date must be present online or by proxy at the Annual Meeting in order to hold the meeting and conduct business. Votes are counted as present at the meeting if the shareholder either:
•is present through the virtual online meeting webcast; or
•has properly submitted a signed proxy card or other form of proxy (through the telephone or Internet).

Virtual attendance at the Annual Meeting constitutes “in person” for purposes of determining a quorum at the Annual Meeting. On March 1, 2022, the record date, there were 15,701,625 shares of common stock issued and outstanding. Therefore, at least 7,850,813 shares need to be present through the virtual online meeting webcast, or by proxy, at the Annual Meeting to hold the meeting and conduct business.
Q:    What happens if a nominee is unable to stand for re-election?
A.The board may, by resolution, provide for a lesser number of directors or designate a substitute nominee. In the latter case, shares represented by proxies may be voted for a substitute nominee. Proxies cannot be voted for more than four nominees. We have no reason to believe any nominee will be unable to stand for re-election.
Q:    What options do I have in voting on each of the proposals?
A.Except with respect to the election of directors, you may vote “for,” “against” or “abstain” on each proposal properly brought before the meeting. In the election of directors, you may vote “for” or “withhold authority to vote for” each nominee. There is no cumulative voting for the election of directors.
Q:    How many votes may I cast?
A.Generally, you are entitled to cast one vote for each share of stock you owned on the record date.

Q:    How many votes are needed for each proposal?
A.Except with respect to the election of directors, each matter that arises at the Annual Meeting will be approved if the votes cast favoring the action exceed the votes cast opposing the action. Directors will be elected by a plurality of the votes cast, and the four individuals receiving the highest number of votes cast “for” their election will be elected as directors of MidWestOne. Please note, however, that because the say-on-pay vote is advisory, the outcome of such vote will not be binding on the board of directors or the Compensation Committee.
Also, please remember that the election of directors and the say-on-pay proposal are both considered to be non-routine matters. As a result, if your shares are held by a broker or other fiduciary, it cannot vote your shares on these matters unless it has received voting instructions from you.
Abstentions and broker non-votes, if any, will not be counted as votes cast, but will count for purposes of determining whether or not a quorum is present. Accordingly, so long as a quorum is present, abstentions and broker non-votes will have no effect on any of the matters presented for a vote at the Annual Meeting.
Q:    Where do I find the voting results of the meeting?
A.If available, we will announce voting results during the Annual Meeting. The voting results also will be disclosed in a Form 8-K that we expect to file within four business days after the Annual Meeting.
Q:    Who bears the cost of soliciting proxies?
A.We will bear the cost of soliciting proxies. In addition to solicitations by mail, our officers, directors or employees may solicit proxies in person, by telephone, or by email. These persons will not receive any special or additional compensation for soliciting proxies. We may reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to shareholders.
YOUR VOTE IS IMPORTANT. PLEASE VOTE BY INTERNET OR TELEPHONE OR RETURN YOUR MARKED AND SIGNED PROXY CARD PROMPTLY SO YOUR SHARES CAN BE REPRESENTED, EVEN IF YOU PLAN TO ATTEND THE MEETING THROUGH THE ONLINE VIRTUAL MEETING WEBCAST. THERE WILL BE NO IN-PERSON ATTENDANCE DUE TO COVID-19 PRECAUTIONS.

PROPOSAL 1:
ELECTION OF DIRECTORS
MidWestOne Financial’s board of directors is divided into three classes. At the Annual Meeting to be held on April 28, 2022, you will be entitled to elect four directors for terms expiring at the 2025 Annual Meeting and until their successors are elected and have been qualified, as described herein. We have no knowledge that any of the nominees will refuse or be unable to serve as directors, but if any of the nominees becomes unavailable for election, the holders of proxies reserve the right to substitute another person of their choice as a nominee when voting at the meeting.
The Nominating and Corporate Governance Committee of our board of directors has nominated four persons for election at this Annual Meeting, all of whom are incumbent directors. These nominations were further approved by the full board. We did not receive any shareholder nominations for directors for the 2022 annual meeting. Set forth below is information concerning the nominees for election and for the other directors whose terms of office will continue after the meeting, including their age, year first elected or appointed as a director, position with MidWestOne Financial, qualifications to serve on the board and business experience. Unless otherwise specified, each position currently held by a nominee or director has been held for at least five years. The four nominees for director, if elected at the Annual Meeting, will serve for terms expiring at the 2025 annual meeting of shareholders and until their successors are elected and have been qualified.
Unless authority to vote for the nominees is withheld, the shares represented by the proxies will be voted “for” the election of the nominees proposed by the board of directors.
The board of directors recommends that you vote your shares “for” each of the nominees for director. Proxies properly submitted will be voted “for” each nominee unless shareholders specify otherwise.

INFORMATION ABOUT NOMINEES, CONTINUING DIRECTORS
AND NAMED EXECUTIVE OFFICERS
All directors will hold office for the terms indicated, or until their earlier death, resignation, removal or disqualification, and until their respective successors are duly elected and qualified. There are no arrangements or understandings between any of the nominees, directors or executive officers and any other person pursuant to which any of our nominees, directors or executive officers have been selected for their respective positions, except as described below. Messr. Albert and Mmes. Hauschildt and Stanoch were appointed to the board as required by certain provisions in the Company’s former bylaws that were negotiated in connection with the Company’s acquisition of Central Bancshares, Inc. (“Central”), which occurred on May 1, 2015.
In accordance with the Agreement and Plan of Merger between the Company and ATBancorp, which merger closed on May 1, 2019, the Company appointed two individuals designated by ATBancorp to the Company’s board of directors, subject to the board’s policies. ATBancorp identified Douglas H. Greeff and Richard J. Hartig to fill these positions, and they were appointed as Class I and Class II directors, respectively.
No nominee, member of the board of directors or executive officer is related to any other nominee, member of the board of directors or executive officer, except for Tracy S. McCormick, who is the daughter of Director Emeritus W. Richard Summerwill and is also a blood relative of Director Emeritus John S. Koza. No nominee or director has been a director of another “public corporation” (i.e., subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, or the “Exchange Act”) or of any investment company within the past five years.

NOMINEES

Class III - Term Expiring 2025

	Director
Name of Individual	Since	Position(s) with MidWestOne Financial
Janet E. Godwin	2019	Director of MidWestOne Financial and the Bank
Matthew J. Hayek	2019	Director of MidWestOne Financial and the Bank
Tracy S. McCormick	2011	Director of MidWestOne Financial and the Bank
Kevin W. Monson	2005	Chair of MidWestOne Financial and the Bank

Janet E. Godwin. Ms. Godwin, 56, is the Chief Executive Officer of ACT, Inc, a nonprofit company and national leader in providing educational and career assessments, where she defines company strategy in partnership with the board of directors and oversees all dimensions of the company's performance, including product development, IT, marketing, sales, finance, human resources, research, operations, audit, risk and security functions. Ms. Godwin received a Bachelor’s degree in English from the University of Oklahoma, a Master’s degree in English from the University of Iowa, and has participated in the Advanced Management Program of the Wharton School at the University of Pennsylvania. She is a member of the Board of Education of the Iowa City Community School District and a board member of the Kirkwood Community College Foundation. Among other attributes, skills and qualifications, we consider Ms. Godwin to be a qualified candidate for service on the board and the Compensation Committee due to her business expertise and her strong ties within and significant involvement in the Iowa City community.
Matthew J. Hayek. Mr. Hayek, 52, is an attorney at Hayek, Moreland, Smith & Bergus, LLP, a general service law firm in Iowa City, where his practice focuses on business and real estate law. A fifth generation Iowa Citian, Mr. Hayek received a B.A. with honors in Social Sciences from the University of Michigan and a J.D. from the University of Michigan Law School. Prior to graduate school, he served for two years in Bolivia with the United States Peace Corps. He worked at law firms in Atlanta and Chicago before returning to Iowa City. He served on the City Council from 2008 to 2016 and as Mayor of Iowa City from 2010 to 2016. He has held leadership positions in various civic and nonprofit organizations and received the Iowa State Bar Association Pro Bono Award. He currently serves on the board of directors of Oaknoll Retirement Residence. Among other attributes, skills and qualifications, we consider Mr. Hayek to be a qualified candidate for service on the board and Nominating and Corporate Governance Committee due to his legal expertise and his significant involvement in the Iowa City community.

Tracy S. McCormick. Ms. McCormick, 61, is the Chief Financial Officer and a director of Mill Creek Development Company, an urban planning and development company in Pasadena, California. She currently serves on the board of Folience, a private company based in Cedar Rapids, Iowa. Her prior experience includes a career in investment banking with J.P. Morgan & Co., Incorporated in New York, Chicago, and Los Angeles. Ms. McCormick is the daughter of our former Chairman and current Director Emeritus, W. Richard Summerwill, and became a director of the Company in 2011 following his retirement from the board. She became a director of the Bank upon the completion of our merger with Central in May 2015. Ms. McCormick received a Bachelor’s degree in Economics and Communications from the University of Michigan and a M.Sc. in Economics from the London School of Economics and Political Science. We consider Ms. McCormick to be a qualified candidate for service on the board, the Audit Committee and the Compensation Committee due to her skills and expertise developed in investment banking and subsequent business experience.

Kevin W. Monson. Mr. Monson, 70, is the Chair of the Board of the Company and Chair of the Board of the Bank. He served as the President, Managing Partner and the largest shareholder of Neumann Monson, Inc., an architectural services firm headquartered in Iowa City, from 1992 through 2018, retiring as Chairman of the Board in December 2020. He is currently the Founder and Chairman Emeritus of the Board and a shareholder of Neumann Monson, Inc. He became a director of the Company and the Bank in 2005. Mr. Monson is also the majority partner in Tower Partners, a real estate investment partnership, and several other real estate investment corporations. We consider Mr. Monson to be a qualified candidate for service on the board due to his skills and expertise developed as the head of a successful architectural firm and his knowledge of and prominence in the Iowa City market.

CONTINUING DIRECTORS

Class I - Term Expiring 2023

	Director
Name of Individual	Since	Position(s) with MidWestOne Financial
Larry D. Albert	2018	Director of MidWestOne Financial and the Bank
Charles N. Funk	2000	Director and Chief Executive Officer of MidWestOne Financial and the Bank
Douglas H. Greeff	2019	Director of MidWestOne Financial
Jennifer L. Hauschildt	2019	Director of MidWestOne Financial and the Bank
Douglas K. True	2017	Director of MidWestOne Financial and the Bank

Larry D. Albert. Mr. Albert, 71, is the retired Executive Vice President of the Company, a position he held from the May 2015 completion of our merger with Central to his retirement in September 2015. He became a director of the Company again in October 2018 upon the retirement of Mr. John M. Morrison. He also served as Chief Executive Officer and as a director of Central Bank from 1996 to 2015. Mr. Albert currently serves as director of the Company and the Bank. He received his Bachelor’s degree from Westmar University and his MBA from the University of St. Thomas. Among other attributes, skills and qualifications, we believe Mr. Albert is qualified to serve as a director of the Company and on the Audit Committee because, as a Director of the Bank and former Chief Executive Officer of Central Bank, he is familiar with the Bank’s business and industry and with Bank strategy.
Charles N. Funk. Mr. Funk, 67, is the Chief Executive Officer of the Company since March 2008 and the Bank since November 2000. He joined our organization and served as President of the Company and the Bank from November 2000 to July 2020. Prior to that, he held positions as President and Central Region Manager and Chief Investment Officer for Brenton Bank-Des Moines. Mr. Funk has taught for the Colorado Graduate School of Banking in Boulder, Colorado, the Iowa School of Banking, and the Stonier Graduate School of Banking at Georgetown University. He previously served on the board of Folience and the American Bankers Association and was the Chairman of the Iowa Bankers Association in 2010 and 2011. Mr. Funk graduated with a Bachelor’s degree from William Jewell College. We consider Mr. Funk to be a qualified candidate for service on the board due to his extensive expertise in the financial services industry, particularly in the state of Iowa, and intimate knowledge of MidWestOne Financial Group’s business and operations and because of his role as the Chief Executive Officer of MidWestOne Financial and the Bank.
Douglas H. Greeff. Mr. Greeff, 66, is the President of Greeff Advisory LLC in New York, New York, a shareholder advising service. He recently served as the Director and Executive Vice President of Omnisure LLC, a specialty finance company and customized payment plan provider for vehicle and home service contracts, and Interim Chief Financial Officer of Microfinancial Inc., a specialized commercial/consumer finance company. He also served as the Chief Financial Officer of Heyman Companies, and of Revlon, Inc., both of New York, New York. Mr. Greeff received his Bachelor’s degree in Economics from Williams College, and completed a Master’s program in Accounting at the NYU School of Business Administration. We consider Mr. Greeff to be a qualified candidate for service on the board and the Compensation Committee due to his extensive finance and corporate experience.

Jennifer L. Hauschildt. Ms. Hauschildt, 52, is the Vice President of Human Resources for Uponor, a leading provider of crosslinked polyethylene (PEX) plumbing, radiant heating/cooling, hydronic piping, pre-insulated piping and fire sprinkler systems for residential and commercial structures worldwide, located in Apple Valley, Minnesota. Ms. Hauschildt became a director of the Company and the Bank upon the resignation of Mr. Michael A. Hatch on January 1, 2019. She became a director of the Bank on January 15, 2019. She is also a board member of the Minnesota High Tech Association Foundation. Ms. Hauschildt received her Bachelor's degree from Gustavus Adolphus College, and an MBA from the University of Minnesota. We consider Ms. Hauschildt to be a qualified candidate for service on the board and the Compensation Committee due to her extensive corporate experience, specifically relating to Human Resources and Information Technology.

Douglas K. True. Mr. True, 72, is the retired Senior Vice President for Finance and Operations and University Treasurer for the University of Iowa, positions he held from 1991 to 2016. Mr. True served as the Chief Financial Officer of the University of Iowa and provided operational oversight and management direction for a broad range of non-academic units including human resources, facilities management and utilities. He also oversaw the operating and capital budgets of the University of Iowa with broad responsibility for financial management and controls of all university budgets. Mr. True received an MBA from Drake University. We consider Mr. True to be a qualified candidate for service on the board, Audit Committee and Compensation Committee due to his extensive business and financial accounting expertise, as well as his knowledge of and prominence in our market area.

Class II - Term Expiring 2024

	Director
Name of Individual	Since	Position(s) with MidWestOne Financial
Richard R. Donohue	2008	Director of MidWestOne Financial and the Bank
Richard J. Hartig	2019	Director of MidWestOne Financial and the Bank
Nathaniel J. Kaeding	2018	Director of MidWestOne Financial and the Bank
Ruth E. Stanoch	2015	Director of MidWestOne Financial and the Bank
Richard R. Donohue. Mr. Donohue, 72, is the former Managing Partner of TD&T CPAs and Advisors, P.C. in Cedar Rapids, Iowa, a certified public accounting firm in which he was involved in all phases of the practice. Mr. Donohue joined the board of directors of the former MidWestOne Financial in 1999. He became a director of the Company upon completion of our merger with the former MidWestOne Financial in March 2008. Mr. Donohue was appointed to the board of directors of the Bank in 2009. We consider Mr. Donohue to be a qualified candidate for service on the board, the Audit Committee, and the Nominating and Corporate Governance Committee due to his business and financial accounting expertise acquired as the managing partner of a certified public accounting firm, as well as his knowledge of and prominence in our market area.

Richard J. Hartig. Mr. Hartig, 72, is Chairman of Hartig Drug Stores, a regional pharmacy chain, and founder of MedOne Healthcare Systems, a pharmacy benefits firm, both located in Dubuque, Iowa. He became a director of the Company and the Bank upon completion of our merger with ATBancorp in May 2019. He also served as a director of American Trust and Savings Bank since 1991. Mr. Hartig received his Bachelor’s degree in Pharmacy and an MBA, both from Drake University, and is a member of the Iowa Pharmacists Association. We consider Mr. Hartig to be a qualified candidate for service on the board and the Nominating and Corporate Governance Committee due to his experience as an entrepreneur and business owner with a lifelong Midwest presence.

Nathaniel J. Kaeding. Mr. Kaeding, 39, is the Director of Business Development and Client Relations for Build to Suit, Inc., a construction management and real estate development firm based in Bettendorf and Coralville, Iowa. Prior to his role with Build to Suit, Inc., Mr. Kaeding served as the Director of Retail Development for the Iowa City Downtown District where he managed economic development and various marketing, branding and place-making initiatives for the District. Mr. Kaeding is an Iowa City native and attended the University of Iowa as an undergraduate where he earned both academic and athletic All-American honors as a member of the University of Iowa football team. Mr. Kaeding was selected as the 65th pick in the 2004 NFL draft by the San Diego Chargers and enjoyed a nine-year career as a place-kicker in the NFL. Upon retirement from the NFL, Mr. Kaeding returned to Iowa City and earned an MBA from the University of Iowa. We consider Mr. Kaeding to be a qualified candidate for service on the board and the Nominating and Corporate Governance Committee due to his experience in the real estate industry and his strong ties within and significant involvement in the Iowa City community.

Ruth E. Stanoch. Ms. Stanoch, 63, has been a corporate affairs consultant since 2008. She became a director of the Company upon completion of our merger with Central in May 2015 and a director of the Bank in 2016. Among her prior experiences, in 2010, Ms. Stanoch served as the senior advisor to Minnesota's governor-elect, Mark Dayton, and from 1994 to 2007, was employed with Thomson Legal & Regulatory. Between 2010 and 2012, Ms. Stanoch also served on various committees of the Board of Directors of Archipelago Learning, Inc., a leading subscription-based online education company, which was a public company. She received her Bachelor's degree from the University of Minnesota, and was a policy fellow at the University of Minnesota's Humphrey Institute of Public Affairs. Among other attributes, skills and qualifications, we believe that Ms. Stanoch's extensive corporate experience, leadership at a large corporation and previous service on a public company board provide valuable experience to the Company's board, Compensation Committee, and Nominating and Corporate Governance Committee.

As previously announced on June 24, 2021 in the Form 8-K that was filed with the SEC, Kurt R. Weise notified the Company on June 22, 2021 of his decision to resign as a member of the board of directors of the Company and the Bank, effective immediately. Mr. Weise became a director of the Company and the Bank upon completion of the Company's merger with Central and had been a director of Central since 1988.
In addition, Mr. W. Richard Summerwill, who had served on our board of directors since our formation in 1983 and served as our long-time Chief Executive Officer prior to our merger with the former MidWestOne Financial in March 2008, and Mr. John S. Koza, who also had served on our board of directors since our formation in 1983 and retired from the board in 2014, both currently serve as non-voting Directors Emeriti.

BOARD DIVERSITY DISCLOSURE
In accordance with the Nasdaq Listing Rule 5606, each Company must disclose annually information on each director’s voluntary self-identified characteristics. The table below includes information on the diversity of the board of directors based upon such information voluntarily provided by each director.

Board Diversity Matrix (As of March 15, 2022)

Total Number of Directors		13

	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	4	9	—	—

Part II: Demographic Background
African American or Black	—	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	—	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	4	9	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	1
Did Not Disclose Demographic Background	—
EXECUTIVE OFFICERS
In addition to Charles N. Funk, who serves as our Chief Executive Officer as described above, the following individuals serve as executive officers of MidWestOne Financial, and are named in the compensation tables included in this proxy statement:
Len D. Devaisher. Mr. Devaisher, 45, is the President and Chief Operating Officer of the Company and the Bank. Prior to joining the Company in July 2020, he served as the Vice President for Resource Development for the United Way of Dane County. Prior to that, Mr. Devaisher was employed by Old National Bank, serving in a variety of roles between 2000 and 2019. Most recently, he served as Chief Executive Officer, Wisconsin Region, from 2016 to 2019. He also served as Chief Operating Officer of Young Life, Africa from 2010 to 2013. Mr. Devaisher earned a Bachelor of Science degree in Economics from the University of Evansville, completed the American Bankers Association Stonier Graduate School of Banking, and earned a leadership certificate in banking from The Wharton School at the University of Pennsylvania.

Barry S. Ray. Mr. Ray, 50, is the Senior Executive Vice President and Chief Financial Officer of the Company and the Bank. Prior to joining the Company in June 2018, Mr. Ray was employed by Columbia State Bank, a subsidiary of Columbia Banking System, Inc., from May 2006 through May 2018, where he served in several finance roles, most recently as Chief Accounting Officer and Controller from January 2015 through May 2018. Prior to that, he was employed as a Business Analyst,
Investment Operations, with Russell Investment Group from 2005 to 2006, and prior to that, was a Consulting Services Manager with RSM US LLP from 2000 to 2005. Mr. Ray served in the U.S. Navy, and received his Bachelor’s degree from the University of Washington. He is a Certified Public Accountant.

James M. Cantrell. Mr. Cantrell, 62, is Senior Executive Vice President, Chief Investment Officer and Treasurer of the Company and the Bank. He has also served as the Interim Chief Financial Officer of both the Company and the Bank between December 2017 and June 2018. He joined the Company in July 2009 as Senior Vice President and Chief Risk Officer. Prior to joining the Bank, he had been with Provident Bank in Baltimore, Maryland, since 2008, where he served as Senior Vice President and Director of Treasury Operations. In that capacity, he was responsible for management of asset/liability activities, investment portfolio accounting, and derivative activity and compliance. Prior to that, he was employed as the Senior Vice President and Treasurer of Mercantile-Safe Deposit and Trust Company in Baltimore, Maryland, where he had been employed since 2001. Mr. Cantrell has a Bachelor’s degree in business and economics from Wittenberg University.

David E. Lindstrom. Mr. Lindstrom, 55, is the Executive Vice President, Retail Banking of the Bank, a position he has held since January 2018. Prior to his employment with the Bank, Mr. Lindstrom was employed by BMO Harris Bank, a subsidiary of the Bank of Montreal, since 1989. From 2014 to January 2018, he served as Market President, West Market, MN of BMO Harris Bank, where he was responsible for driving growth across all business lines and acting as a key community contact for the bank. From 2012 to 2014, he was the Senior Vice President, Head of Retail Banking and Regional Sales Manager, Northwest Region, Minnesota and Wisconsin for BMO Harris Bank. Prior to that, he acted as Regional President and was also the Senior Vice President/Head of Retail Banking for M&I Marshall and Ilsley Bank. Mr. Lindstrom received his Bachelor’s degree in economics from the University of Wisconsin, Madison.

Gary L. Sims. Mr. Sims, 60, is the Senior Vice President and Chief Credit Officer of the Company and Executive Vice President and Chief Credit Officer of the Bank. Prior to joining the Company in June 2018, he served as Managing Director - Corporate and Institutional, and as the Chief Credit Officer of NBH Bank from May 2011 through June 2018. Prior to that, he was employed as the Senior Credit Officer for Regions Bank in Dallas, Texas from April 2005 through May 2011. Mr. Sims received a Bachelor of Business Administration degree in Finance from the University of North Texas, Denton, Texas.

CORPORATE GOVERNANCE AND BOARD MATTERS
General
The board has adopted guidelines on significant corporate governance matters that, together with our Code of Business Conduct and Ethics and other policies, creates our corporate governance standards. Generally, the board oversees our business and monitors the performance of our management. In accordance with our corporate governance standards, the board does not involve itself in the day-to-day operations of MidWestOne Financial, which is monitored by our executive officers and management. Our directors fulfill their duties and responsibilities by attending regular meetings of the board, which convene at least on a quarterly basis, and through committee membership, which is discussed below. Our directors also discuss business and other matters with Mr. Funk, our Chief Executive Officer, other key executives and our principal external advisers (legal counsel, auditors and other consultants).
With the exception of Mr. Funk, each of our current directors and nominees is “independent,” as defined under The Nasdaq Stock Market LLC’s listing rules, and the board has determined that the independent directors do not have other relationships with us that prevent them from making objective, independent decisions. The board of directors has established an Audit Committee, a Nominating and Corporate Governance Committee and a Compensation Committee, each of which is made up solely of independent directors. The current charters of each of these committees are available on our website at www.midwestonefinancial.com. Our Code of Business Conduct and Ethics is also available on our website. Also posted on our website is a general description regarding our Company and links to our filings with the SEC.
Our board of directors held seven regular and special meetings during 2021. All of the directors attended at least 75% of the board meetings and meetings of committees of which they were members. While we do not have a specific policy regarding attendance at the annual shareholders’ meeting, all directors are encouraged and expected to attend the meeting. Last year’s annual meeting of shareholders was attended in person, by telephone or through the online webcast by all of the directors in office at such time.
Audit Committee
In 2021, the Audit Committee was comprised of Messrs. Donohue (Chair), Albert, and True, and Ms. McCormick. It is anticipated that the composition of the Audit Committee will remain the same throughout 2022. Each individual is considered to be “independent” under Nasdaq listing rules and the regulations of the SEC, including Rule 10A-3 of the Exchange Act. The board of directors has determined that Mr. Donohue qualifies as an “audit committee financial expert” under the regulations of the SEC. The board has based this determination on Mr. Donohue’s education and his professional experience as the former managing partner of a certified public accounting firm.
The functions performed by the Audit Committee include, among other things, the following:
•overseeing our accounting and financial reporting;
•selecting, appointing and overseeing our independent registered public accounting firm;
•reviewing and discussing with management and the independent auditor the annual audited and quarterly unaudited financial statements, including disclosures made in management’s discussion and analysis, earnings press releases and any earnings guidance provided to analysts and rating agencies, prior to the release of quarterly and annual earnings results;
•meeting with management, the internal auditors and the independent registered public accounting firm to review the effectiveness of our system of internal controls and internal audit procedures; and
•discussing with management and the independent auditor any correspondence with regulators or governmental agencies and any published reports that raise material issues regarding the Company’s financial statements or accounting policies.
To promote independence of the audit function, the Audit Committee consults separately and jointly with our independent registered public accounting firm, the internal auditors and management. We have adopted a written charter for the Audit Committee, which sets forth its duties and responsibilities. The current charter is available on our website at www.midwestonefinancial.com under “Corporate Information - Committee Charting” and by clicking on “Audit Committee.” In 2021, the Audit Committee met fourteen times.
Compensation Committee
In 2021, the Compensation Committee of MidWestOne Financial was comprised of Ms. McCormick (Chair), Ms. Godwin, Ms. Hauschildt, and Ms. Stanoch, and Messrs. Greeff and True. It is anticipated that the composition of the Compensation Committee will remain the same throughout 2022. Each individual is considered to be an “independent” director as defined by Nasdaq listing rules and a “non-employee” director under Section 16 of the Exchange Act.

The Compensation Committee is responsible for the development of MidWestOne Financial’s compensation philosophy and the design, implementation and monitoring of its executive compensation programs. It determines the structure and components of the programs and reviews and approves the compensation of our named executive officers (“NEOs”) and directors. The Compensation Committee annually assesses the performance of our Chief Executive Officer, Charles N. Funk, and determines his salary, short-term incentive compensation and long-term incentive compensation. It also determines the salaries and incentive compensation of our other NEOs, based upon Mr. Funk’s assessment of each NEO’s individual performance. The Compensation Committee consults with management and its independent advisors on a variety of matters, including the annual review of MidWestOne Financial’s compensation programs relative to its peers and industry best practices. It ensures that its programs do not create inappropriate risk to MidWestOne Financial and uses its best judgment to develop executive compensation programs that are consistent with the Company’s operating principles, strategy and performance. The Compensation Committee’s duties, responsibilities, and functions are further described in its charter. The Committee reviews its charter annually and recommends approval of the charter to MidWestOne Financial’s Board of Directors. The Committee’s charter is available on our website, www.midwestonefinancial.com under “Corporate Information – Committee Charting” and by clicking on “Compensation Committee.”

The charter gives the Compensation Committee the authority to hire outside consultants and independent advisors to further its objectives and responsibilities. For many years, the Compensation Committee has retained the independent compensation consultant services of F.W. Cook & Co. (“F.W. Cook”), Chicago, Illinois, to provide expertise and information on compensation trends and best practices for executives and board members and to help review and analyze our executive compensation practices and procedures. F.W. Cook provides no other services to the Company, and the Compensation Committee believes F.W. Cook is independent as determined under applicable Nasdaq guidance.

The Compensation Committee met five times during 2021. Ms. McCormick also met as needed with internal staff members and members of management, as well as the Committee’s independent advisors, to prepare for committee meetings and to assemble compensation information for this proxy statement.

Nominating and Corporate Governance Committee
In 2021, the Nominating and Corporate Governance Committee of MidWestOne Financial was comprised of Messrs. Hayek (Chair), Donohue, Hartig, and Kaeding, and Ms. Stanoch. It is anticipated that the composition of the Nominating and Corporate Governance Committee will remain the same throughout 2022. Each individual is considered “independent” under Nasdaq listing rules. The primary purposes of the Nominating and Corporate Governance Committee are to identify and recommend individuals to serve on our board of directors and to review and monitor our policies, procedures and structure as they relate to corporate governance. We have adopted a written charter for the Nominating and Corporate Governance Committee, which sets forth its duties and responsibilities. The current charter is available on our website at www.midwestonefinancial.com, under “Corporate Information - Committee Charting” and by clicking on Nominating & Corporate Governance Committee.” In 2021, the Nominating and Corporate Governance Committee met two times.

Director Nominations and Qualifications
For the 2022 annual meeting, the Nominating and Corporate Governance Committee nominated for re-election to the board four incumbent directors whose current terms are set to expire at the 2022 annual meeting. These nominations were further approved by the full board. We did not receive any properly-made shareholder nominations for directorships for the 2022 annual meeting.
The Nominating and Corporate Governance Committee evaluates all potential nominees for election, including incumbent directors, board nominees and any shareholder nominees included in the proxy statement, in the same manner. The Nominating and Corporate Governance Committee reviews qualified candidates for directors and focuses on those who present varied, complementary backgrounds that emphasize both business experience and community standing. While we do not have a separate diversity policy, the Nominating and Corporate Governance Committee considers the diversity of our directors and nominees in terms of knowledge, experience, skills, expertise, and other demographics which may contribute to the board. The Board Diversity Task Force formed in November 2020 met several times and provided input to the Nominating and Corporate Governance Committee to serve in promoting diversity and to investigate ways to increase the racial and ethnic diversity of the Company’s directors, executive officers, and employees.
The Nominating and Corporate Governance Committee has established the following minimum criteria, which it considers necessary for service on the board:
•Each nominee shall meet the minimum requirements for service on the board of directors contained in the Company's bylaws and articles of incorporation;
•Each nominee shall possess the highest personal and professional ethics, integrity and values;
•Each nominee shall have, in the Nominating and Corporate Governance Committee's opinion, a sufficient educational and professional background and have relevant past and current employment affiliations, board affiliations and experience for service on the board;
•Each nominee shall have demonstrated effective leadership and sound judgment in his or her professional life;
•Each nominee shall have a strong appreciation for the community-minded focus of the Company;
•Each nominee shall have exemplary management and communications skills. Most importantly, each nominee must possess the requisite skills and desire to work well within the board structure;
•Each nominee shall be free of conflicts of interest that would prevent him or her from serving on the board;
•Each nominee shall be expected to ensure that other existing and future commitments do not materially interfere with his or her service as a director of the Company;
•Each nominee shall review and agree to meet the standards and duties set forth in the Company's Code of Business Conduct and Ethics;
•Each nominee shall be willing to devote sufficient time to carrying out his or her duties and responsibilities effectively, and should be committed to serve on the board for an extended period of time; and
•The "independence" of non-management nominees shall be taken into account so that at least a majority of the board of directors will be made up of directors who satisfy the independence standards set forth by Nasdaq.
The committee identifies nominees by first evaluating the current members of the board whose term is set to expire at the upcoming annual shareholder meeting and who are willing to continue in service. Current members of the board with skills and experience that are relevant to our business and who are willing to continue in service are considered for re-nomination. If any member of the board does not wish to continue in service or if the committee or the board decides not to re-nominate a member for re-election, the committee would identify the desired skills and experience of a new nominee in light of the criteria above.
Board Leadership Structure
The positions of Chair of the Board and Chief Executive Officer of MidWestOne are currently held by separate individuals. We believe this is the most appropriate structure for our board at this time. The Chair provides leadership to the board and works with the board to define its structure and activities in the fulfillment of its responsibilities. The Chair sets the board agendas with board and management input, facilitates communication among directors, works with the Chief Executive Officer to provide an appropriate information flow between management and the board and presides at meetings of the board and shareholders. With the Chair’s assumption of these duties, the Chief Executive Officer may place a greater focus on our strategic and operational activities. We also believe our board feels a greater sense of involvement and brings a wider source of perspective as a result of this structure, from which we benefit.
Independent Director Sessions
The board of directors has created the position of a “lead” independent director, currently filled by Ms. McCormick. The Nominating and Corporate Governance Committee reviews this appointment annually, and the full board has the opportunity to ratify the committee’s selection. It is expected that Ms. McCormick will continue to serve as lead independent director after the 2022 annual meeting of shareholders. The lead independent director assists the board in assuring effective corporate governance and serves as chair of the independent director sessions. Consistent with Nasdaq listing rules, the independent directors regularly have the opportunity to meet without the non-independent directors present, and in 2021 there were two such sessions.
Board’s Role in Risk Oversight
Risk is inherent in every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including general economic risks, credit risks, interest rate risks, liquidity risks, regulatory risks, audit risks, reputational risks, cyber risks and others, such as risks related to the unintentional effects our compensation plans may have on employee decision-making or the impact of competition. Management is responsible for the day-to-day control of risks the Company faces, while the board, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, the board of directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed.

While the full board of directors is charged with ultimate oversight responsibility for risk management, various committees of the board and members of management also have responsibilities with respect to our risk oversight. In particular, the Audit Committee plays a large role in monitoring and assessing our financial, legal, and organizational risks, and receives regular reports from our senior officers regarding comprehensive organizational risk as well as particular areas of concern. The Company’s Enterprise Risk Management Committee also plays an important role in risk management, with oversight of the Company’s overall risk framework, risk appetite, and the identification, measurement, and monitoring of key risks. The Compensation Committee monitors and assesses the various risks associated with compensation policies and oversees incentive plans to ensure a reasonable and manageable level of risk-taking consistent with our overall strategy. Additionally, our Chief Credit Officer and loan review staff are directly responsible for overseeing our credit risk.

We believe that establishing the appropriate “tone at the top” and providing for full and open communication between management and our board of directors are essential for effective risk management and oversight. Our executive management meets regularly with our other senior officers to discuss strategy and risks facing the Company. Senior officers attend many of the board meetings or, if not in attendance, are available to address any questions or concerns raised by the board on risk management-related and any other matters. Additionally, each of our board-level committees provides regular reports to the full board and apprises the board of our comprehensive risk profile and any areas of concern.

Code of Ethics
We have a Code of Business Conduct and Ethics in place that applies to all of our directors, officers and employees. The code sets forth the standard of ethics that we expect all of our directors, officers and employees to follow, including our Chief Executive Officer and Chief Financial Officer. The Code of Business Conduct and Ethics is posted on our website at www.midwestonefinancial.com, under “Corporate Information - Governance Documents.” We intend to satisfy the disclosure requirements under Item 5.05(c) of Form 8-K regarding any amendment to or waiver of the code with respect to our Chief Executive Officer and Chief Financial Officer, and persons performing similar functions, by posting such information on our website.

Anti-Hedging Policy
Our insider trading policy prohibits our directors, officers and employees from entering into any hedging transaction with respect to any of the Company’s securities. This prohibition includes the direct or indirect purchase or use of stock options, prepaid variable forward contracts, equity swaps, collars, exchange funds or any other instruments designed to offset any decrease in the market value of the Company’s securities.

AUDIT COMMITTEE REPORT
The Audit Committee is comprised of four members of the board of the Company. All the members of the Audit Committee are independent from management and the Company, as independence is currently defined in the Nasdaq listing rules and Rule 10A-3 of the Exchange Act. The Audit Committee is governed by a charter. A copy of the charter is available on the Company’s website at www.midwestonefinancial.com.

The Company’s management has the primary responsibility for the financial statements, for maintaining effective internal control over financial reporting and for assessing the effectiveness of internal control over financial reporting. The Audit Committee discussed with management and the Company’s independent registered accounting firm, referred to in this report as the external auditor, the Company’s annual and quarterly SEC reports on Forms 10-K and 10-Q including the Company’s financial statements and disclosures prior to their public release. The Audit Committee also reviewed, where appropriate, other selected SEC filings and public disclosures regarding financial matters, such as earnings releases, prior to their public release. The Audit Committee discussed with Company management and the external auditor the changes in accounting rules or standards that could materially impact the Company’s financial statements and the implementation of those rules or standards.

The meetings of the Audit Committee are designed to facilitate and encourage communication among the Audit Committee, the Company, the Company’s internal auditors and the Company’s external auditor. The Audit Committee discussed with the Company’s internal auditors and external auditor the overall scope for their respective audits. The Audit Committee meets with the internal auditors and external auditor, with and without management present, to discuss results of their examinations, their evaluations of the Company’s internal control, and overall quality of the Company’s financial reporting. All audit and non-audit services performed by the external auditor of the Company require approval of the Audit Committee.

As part of its oversight responsibility, the Audit Committee engages in an annual evaluation of the external auditor’s qualifications, performance and independence, and considers whether continued retention of the Company’s independent registered public accounting firm is in the best interest of the Company. The Audit Committee is also involved in the selection of the lead engagement partner. While RSM US LLP has been retained as the Company’s independent registered public accounting firm since 2013, in accordance with SEC rules and RSM US LLP’s policies, the firm’s lead engagement partner rotates every five years. In assessing RSM US LLP’s qualifications, performance and independence in 2021, the Audit Committee considered, among other things:

•the length of time RSM US LLP has been engaged;
•RSM US LLP’s independence and objectivity;
•RSM US LLP’s industry specific experience;
•historical and recent performance, including the extent and quality of RSM US LLP’s communications with the Audit Committee, and feedback from management regarding RSM US LLP’s overall performance;
•external data on audit quality and performance, including recent Public Company Accounting Oversight Board (“PCAOB”) inspection reports on the firm; and
•the appropriateness of RSM US LLP’s fees, including those related to non-audit services.

The Audit Committee believes that the continued retention of RSM US LLP as our independent registered public accounting firm is in the best interests of the Company and our shareholders.

The Audit Committee has reviewed and discussed our audited financial statements for the year ended December 31, 2021 with our management and RSM US LLP, the independent registered public accounting firm that audited our financial statements for that period. The Audit Committee has also discussed with RSM US LLP the matters required to be discussed by the applicable requirements of the PCAOB and the SEC, and has received the written disclosures and the letter from RSM US LLP required by the applicable requirements of the PCAOB regarding RSM US LLP’s communications with the Audit Committee concerning independence and has discussed with RSM US LLP its independence. Based on the review and discussions with management and RSM US LLP, the Audit Committee has recommended to the board that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2021 for filing with the SEC.

Submitted by:
The MidWestOne Financial Group, Inc. Audit Committee
Richard R. Donohue (Chair)
Larry D. Albert
Tracy S. McCormick
Douglas K. True

COMPENSATION DISCUSSION AND ANALYSIS
Introduction
This Compensation Discussion & Analysis (“CD&A”) section describes MidWestOne Financial Group’s compensation philosophy and policies as applicable to the NEOs listed in the Summary Compensation Table on page 27. It explains the structure of each material element of compensation and provides context for the more detailed disclosure tables and specific compensation amounts which follow this CD&A.

MidWestOne Financial Group and MidWestOne Bank share an executive management team. The members of the executive management team, including the NEOs, are compensated by the Bank, not by MidWestOne Financial. The terms of our executives’ total compensation packages are determined and approved by the Compensation Committee (the “Committee”) based on each executive’s individual performance and roles for both MidWestOne Financial and MidWestOne Bank.
Named Executive Officers
In this CD&A and the executive compensation tables that follow, our six named executive officers (“NEOs”) are:
•Charles N. Funk, Chief Executive Officer
•Len D. Devaisher, President and Chief Operating Officer
•Barry S. Ray, Senior Executive Vice President and Chief Financial Officer
•James M. Cantrell, Senior Executive Vice President, Chief Investment Officer and Treasurer
•Gary L. Sims, Executive Vice President and Chief Credit Officer
•David E. Lindstrom, Executive Vice President, Retail Banking
2021 Business Highlights

•Earned record net income of $69.5 million, or $4.37 per diluted common share;
•Generated $149.3 million in Small Business Administration Paycheck Protection Program (“PPP”) Round Two loans and earned $11.7 million in PPP-related loan fee income;
•Continued improvement in asset quality, non-performing loans ratio declined to 0.97% at year-end 2021;
•Deposit-fueled balance sheet growth, total deposits increased 12% to $5.1 billion;
•Managed expenses, efficiency ratio improved to 54.65%(1);
•Invested in new wealth management teams to drive fee income;
•Announced acquisition of Iowa First Bancshares Corp.
(1)A non-GAAP measure. See pages 47 through 49 of the Company’s Form 10-K for the year ended December 31, 2021, for a reconciliation to the most comparable GAAP equivalent.

The charts below illustrate selected Company financial data over the past six years.
(1)A non-GAAP measure. See pages 47 through 49 of the Company’s Form 10-K for the year ended December 31, 2021 and pages 29 through 30 of the Company’s Form 10-K for the year ended December 31, 2019, for a reconciliation to the most comparable GAAP equivalent.
2021 - Another Year in the Face of the COVID-19 Pandemic
MidWestOne Financial’s business routines continued to shift in response to managing through the second year of environmental obstacles that significantly impacted the community banking landscape. Our Business Continuity Management Officers comprised of our Chief Risk Officer, Chief Human Resources Officer, and General Counsel, together with our entire senior management team led with confidence through an ongoing and unpredictable global pandemic that began in 2020. We continued to rely on regular updates from the CDC and our respective government officials as the basis for making important decisions and to keep our workplace safe. The team met regularly as the COVID-19 virus persisted with additional strains emerging throughout 2021.

The Company remained committed to its focus on business continuity and customer care, and the well-being of our employees and their families. This commitment included further developing COVID-19 policies, continuing paid pandemic leave programs, increased virtual delivery of internal and external communications, and assessing the changing world of work around us. Our business continuity briefings transitioned from initial pandemic response to more strategic evaluation and decisions related to company-sponsored vaccinations for employees and the implementation of updated testing protocols while staying abreast of community spread throughout our geographic footprint. Hybrid and fully remote work arrangements for our employees gained traction in several non-customer-facing roles. At the same time, digital delivery of services and support for our customers became even more necessary.

Our ability to remain nimble and responsive in the face of an uncertain and challenging business environment required the efforts and resilience of leaders and employees throughout the organization. The strength of MidWestOne Financial’s culture was evident in the spirit of working as One team through the ongoing impact on our workforce, our communities, and our industry.

2021 Say-On-Pay
Say-on-pay is a mandatory but non-binding advisory shareholder vote on executive compensation as part of the Dodd-Frank Act. Consistent with prior years, MidWestOne’s say-on-pay results in 2021 were again among the highest of its executive compensation peers whose group average was 91.5% compared to MidWestOne Financial’s vote at 94.8%. MidWestOne Financial, the board and the Committee pay careful attention to communications received from shareholders, including the results of these advisory votes. The Committee considered the results of the 2021 say-on-pay vote as one of the many factors in making 2021 compensation decisions and believes that the vote reflects the robust support of our shareholders with respect to the philosophy and methodology used to which we compensate our executive officers. The Committee did not alter our approach to making compensation decisions as a result of this vote.

Compensation Program Governance
The Compensation Committee reviews on a regular basis its policies and practices to ensure they are consistent with strong corporate governance standards. This assessment includes advice from our compensation consultant on industry best practices regarding governance and executive compensation.

What We Do:

•Align the interests of executives and shareholders without creating undue risk
•Establish incentive plan performance metrics using robust financial and strategic goals
•Retain an independent compensation consultant to advise the Committee
•Analyze compensation program data of our industry peers
•Conduct an annual say-on-pay advisory vote
•Conduct annual risk assessments
•Maintain a clawback policy
•Maintain an insider trading policy
•Maintain stock ownership guidelines for executives and directors
What We Don’t Do:

•Reward executives for taking inappropriate and unnecessary risk
•Provide multi-year guaranteed salary increases or guaranteed bonuses
•Provide uncapped incentive award payments
•Pay for below-threshold performance
•Permit hedging of our stock by executives or directors
•Provide excessive perquisites for executives or directors

Compensation Philosophy and Objectives

Our compensation philosophy is to provide competitive compensation that rewards executives for performance and the management of risk and to align the interests of our executives with those of our shareholders. The Committee believes our executive compensation program supports the Company’s achievement of sustained, long-term financial success and the overall goal of increasing shareholder value.

MidWestOne Financial’s executive compensation program is designed and structured to:

•Attract, retain and motivate highly qualified executives;
•Link overall compensation to Company performance;
•Emphasize goal-based performance incentives aligned with annual and long-term results and strategic objectives;
•Provide flexibility to recognize, differentiate, and reward individual performance;
•Create opportunities for our executives to be long-term shareholders;

•Align executive interests with shareholder interests;
•Maintain the highest level of ethical standards and conduct according to our overall corporate policies; and
•Mitigate undue risk to MidWestOne Financial.
The Committee continues to be mindful of the importance of an executive compensation program that is designed to include incentives that do not threaten the value of MidWestOne Financial or the investments of our shareholders. In its development and review of compensation elements for key executives, the Committee uses as a reference the Guidance on Sound Incentive Compensation Policies jointly issued by the financial institution regulatory agencies in 2010. This document establishes a framework for assessing the soundness of incentive plans, programs, and arrangements maintained by financial institutions, and encourages balanced risk-taking incentives compatible with effective controls and risk management and with general principles of strong corporate governance. The Committee meets with MidWestOne Financial’s Chief Risk Officer annually to review and discuss the management of any risks associated with our compensation program. The Committee has concluded that the Company’s incentive programs are consistent with the principles set forth in the regulatory guidance and with overall corporate objectives and are reasonably unlikely to have a material adverse effect on MidWestOne Financial.

Peer Group Benchmarking

The Committee, with guidance from F.W. Cook, annually reviews its designated peer group. The Committee uses the peer group to analyze the competitiveness of our executive compensation program in terms of pay levels and program design. The peer group companies are selected using objective criteria that consider MidWestOne Financial’s asset size, business lines, and geographical footprint. The annual review resulted in the removal of Heartland Financial USA, Inc. and Enterprise Financial Services Corp., and the addition of Nicolet Bankshares, Inc.

The 2021 peer group included:

Community Trust Bancorp, Inc., Pikeville, KY	Lakeland Financial Corporation, Warsaw, IN
Equity Bancshares, Inc., Wichita, KS	Mercantile Bank Corporation, Grand Rapids, MI
First Busey Corporation, Champaign, IL	Midland States Bancorp, Inc., Effingham, IL
First Financial Corporation, Terra Haute, IN	National Bank Holdings Corporation, Greenwood Village, CO
First Mid Bancshares, Inc., Mattoon, IL	Nicolet Bankshares, Inc., Green Bay, WI
German American Bancorp, Inc., Jasper, IN	QCR Holdings, Inc., Moline, IL
Great Southern Bancorp, Inc., Springfield, MO	Stock Yards Bancorp, Louisville, KY
Hills Bancorporation, Hills, IA	West Bancorporation, Inc., West Des Moines, IA
Horizon Bancorp, Michigan City, IN

The Committee’s objective is to offer total target compensation for NEOs that is competitive with MidWestOne Financial’s peers considering the relative performance of the executives and the Company. The Committee does not tie the compensation of our executives to specific market percentiles. Instead, the Committee considers a number of factors to determine the appropriate pay levels and plan designs for our executive officers. In addition to peer group data, these factors include Company, business unit and individual performance, experience and scope of responsibility, leadership skills, and internal pay equity. The Committee, with the assistance of F.W. Cook, annually performs a detailed review of MidWestOne Financial’s total compensation levels for NEOs by pay component and uses the peer group data to validate the appropriateness of the final compensation packages provided to our executives.

Role of Executive Officers in Compensation Decisions

The Compensation Committee is responsible for all compensation decisions affecting our NEOs. For each officer other than himself, the CEO presents annual evaluations of such officers and makes recommendations to the Committee regarding their compensation. This assessment considers each executive’s efforts in achieving his or her individual goals for the year and the executive’s contribution to the financial performance of MidWestOne Financial. No executive officer, including the CEO, participates in any recommendation, discussion, or decision with respect to his or her own compensation or benefits. The Committee independently reviews Mr. Funk’s annual performance assessment, which is prepared by Ms. McCormick with input from Mr. Monson. As with the reviews of the other NEOs, the assessment considers the CEO’s individual performance and contribution to the overall performance of MidWestOne Financial. Based on the review, the Committee determines the CEO’s compensation for the year. The Committee then reports its NEO compensation decisions to the full Board of Directors. Performance metrics and goals for the upcoming year are developed in consultation with Mr. Funk, taking into consideration the strategic and financial objectives of MidWestOne Financial.

Compensation Components
There are four primary components to our executive officer compensation program: base salary, annual cash incentive awards, equity awards and benefits and other perquisites. The Committee believes that the use of both cash and equity compensation incentivizes executives by rewarding them for performance that increases shareholder value. In determining NEO compensation, the Committee considers and evaluates all components of the officer’s total compensation with the intention of providing each executive with a competitive compensation package that is appropriately performance based. The Committee considers the research and analysis conducted by F.W. Cook to ensure that the total compensation paid to each of our NEOs remains competitive with the total compensation paid by our peers.

Compensation Element	Form	Purpose
Salary	Cash	Attract and retain executive talent by providing stable, competitive pay
Annual Bonus	Cash	Motivate and reward executives for achievement of annual financial and individual goals
Long-Term Incentives	Equity	Motivate executives to produce superior and sustained long-term performance and align their interests with those of shareholders
Benefits & Perquisites		Attract and retain executives by providing access to all-employee plans which support health and retirement needs
2021 Compensation Decisions

Base Salaries. The Committee believes the provision of competitive base salaries allows MidWestOne Financial to attract and retain executive talent. Base salaries of our NEOs are typically adjusted during the annual performance review process. In setting annual base salary, the Committee considers an executive’s level of responsibility, experience, industry knowledge, individual performance during the prior year, internal pay equity and information concerning the compensation practices of our peer group.

2021 base salaries for each NEO are set forth below:

Executive Officer	2020 Base Salary	2021 Base Salary	% Change
Charles N. Funk	$500,000	$511,250	2.3%
Len D. Devaisher	$385,000	$394,500	2.5%
Barry S. Ray	$294,405	$310,405	5.4%
James M. Cantrell	$236,506	$242,506	2.5%
Gary L. Sims	$242,785	$254,786	4.9%
David E. Lindstrom	$235,600	$242,600	3.0%

Annual Cash Incentive Awards. Named executive officers and other executives have the opportunity to earn annual cash incentives based on the attainment of pre-determined quantitative and qualitative goals deemed important for the near-term financial success of MidWestOne Financial. The executive bonus plan is designed to incentivize the achievement of both individual and corporate goals while considering the mitigation of any risks which may affect MidWestOne Financial’s overall financial performance. The Committee believes these awards motivate executives to collectively produce outstanding results, encourage superior performance, and reflect our pay-for-performance philosophy. All of the NEOs were eligible to participate in the 2021 executive bonus plan.

The annual cash incentive plan establishes a threshold, target and exceptional level of incentive award opportunity that each NEO is eligible to earn, expressed as a percentage of base salary. For each NEO, the Committee sets quantitative and qualitative performance measures, ranges for each measure and the weight assigned to each measure, all designed to reflect MidWestOne Financial’s strategic objectives for 2021. Target goals are generally set at budget levels and are appropriately challenging for each NEO. The maximum payment an executive can earn for exceptional performance is 150% of the target opportunity. NEOs may receive a payout beginning at 50% of target for threshold performance, with results between each level calculated using linear interpolation. For performance below the threshold level of any goal, there is no incentive payment with respect to that goal. The Committee retains the discretion to increase or decrease the amount of a bonus or any incentive compensation plan payment if it determines that special circumstances existed during the year which warranted adjustment or payment of any bonus amount.

The process of setting goals takes place at the beginning of each year. The goals reflect the budget and strategic objectives of the upcoming year and are weighted according to the relative importance of each goal. The Committee also references external market data to determine appropriate target levels of payments. Mr. Funk provides goals and performance grids for members of senior management other than himself to Ms. McCormick for her initial review. Ms. McCormick, with input from Mr. Monson, discusses with the members of the Committee Mr. Funk’s recommendations as well as goals applicable to Mr. Funk’s annual bonus. Ms. McCormick then presents bonus plan recommendations to the Committee for approval.

The 2021 executive bonus plans utilized five goals, three of which were based on financial metrics consistent with our strategic plan and applied across all NEOs and other members of senior management. The Committee believes the financial goals encourage superior performance in critical areas that drive shareholder value. The other two metrics are specific to each NEO and include key individual goals and a discretionary component. The performance components, respective weightings, and percentage of salary each NEO was eligible to earn for target 2021 performance, were as follows:

Executive Officer	Core EPS	Core ROATCE	Efficiency Ratio	Individual Goals Specific to NEO Role	2021 Target Bonus % Salary
Charles N. Funk	20%	20%	20%	40%	55%
Len D. Devaisher	20%	20%	20%	40%	45%
Barry S. Ray	20%	20%	20%	40%	35%
James M. Cantrell	20%	20%	20%	40%	35%
Gary L. Sims	20%	20%	20%	40%	35%
David E. Lindstrom	20%	20%	20%	40%	35%
Profitability Components. A significant portion of each NEO’s incentive compensation is tied to MidWestOne Financial’s earnings per share and return on average tangible equity (“ROATCE”), as these metrics require the collective efforts of the senior management team and drive long-term shareholder value. The Committee set the target and exceptional level of earnings per share at $2.72 and $3.10, respectively, and the target and exceptional level of ROATCE at 10.8% and 12.2%, respectively. The Company reported record earnings per share of $4.37 and a ROATCE of 16.6%(1), exceeding the exceptional level for both metrics. The Committee determined that the executives achieved 150% of target performance for these components.

Efficiency Ratio Component. The Committee believes that a focus on revenue growth, expense control and efficiency of operations is important in order to provide the best financial return for our shareholders. For 2021, the target efficiency ratio was set at 59%. Due to improved revenue performance and continued focus on expense management, MidWestOne Financial’s efficiency ratio in 2021 was 54.65%(1), surpassing the exceptional performance level of 55.5%. The Committee determined that the executives achieved 150% of target performance for this goal.

(1)A non-GAAP measure. See pages 47 through 49 of the Company’s Form 10-K for the year ended December 31, 2021, for a reconciliation to the most comparable GAAP equivalent.

Additional Individual Performance. In addition to the above components, the Committee established individual goals for our NEOs which reflect objectives specific to the executive’s role as well as additional corporate targets affected by each executive’s performance. Using such individual goals permits the Committee to consider additional quantitative and qualitative factors including risk management, M&A activity, strategic planning, credit quality, talent management, employee engagement, regulatory compliance, community involvement, leadership, and succession planning. The Committee assesses overall progress toward individual goals throughout the year and retains the ability to adjust such goals during the year if merited.

The executive bonus plan included the following individual goals or discretionary component in 2021:

•With respect to Mr. Funk, the Committee considered his leadership during the ongoing pandemic, which included continued focus on the safety, health and well-being of our employees, and the support of our customers and communities, and his work with senior executives on the execution of our key strategic initiatives. In addition, the Committee noted Mr. Funk’s role in the growth of Wealth Management, continued improvement in asset quality, positive developments in Commercial Banking, expanded digital capabilities, strong employee engagement scores and the pending acquisition of Iowa First Bancshares Corp. The Committee awarded Mr. Funk a payout of 100% of target for his individual goals and 100% of target for the discretionary component.

•With respect to Mr. Devaisher, the Committee considered his leadership in the execution of the Company’s key strategic initiatives, which resulted in significant improvements in the areas of commercial banking, technology and human capital management, as well as his leadership of the planned integration of Iowa First Bancshares Corp. The Committee awarded Mr. Devaisher a payout of 100% of target for his individual goals and 100% of target for the discretionary component.

•With respect to Mr. Ray, the Committee considered his critical role in the execution of the Company’s strategic initiatives, his leadership in the M&A arena and specifically, his work on the Iowa First Bancshares Corp. acquisition, improvements in the budgeting process, and the excellent performance and engagement of the Finance Department. The Committee awarded Mr. Ray a payout of 75% of target for his individual goals and 125% of target for the discretionary component.

•With respect to Mr. Cantrell, the Committee considered his continued success in the management of the investment portfolio relative to peers and his management of the net interest margin under difficult circumstances. The Committee awarded Mr. Cantrell a payout of 150% of target for his individual goals and 100% of target for the discretionary component.

•With respect to Mr. Sims, the Committee considered the continued improvement in asset quality relative to peer, particularly with regard to the ratio of net charge-offs to average loans. The Committee also noted the significant role played by Mr. Sims in the execution of the strategic initiatives related to commercial and business banking, and credit administration. The Committee awarded Mr. Sims a payout of 80% of target for his individual goals and 120% of target for the discretionary component.

•With respect to Mr. Lindstrom, the Committee considered the excellent performance in core deposit growth and mortgage operating income, as well as strong results in consumer loans, credit card income and expense management. The Committee awarded Mr. Lindstrom a payout of 150% of target for his individual goals and 100% of target for the discretionary component.

2021 cash bonuses for each NEO are set forth below:

Executive Officer	Threshold	Target	Exceptional	Actual	% of Target
Charles N. Funk	$140,594	$281,188	$421,782	$365,544	130%
Len D. Devaisher	$88,763	$177,525	$266,288	$230,783	130%
Barry S. Ray	$62,081	$124,162	$186,243	$161,411	130%
James M. Cantrell	$42,439	$84,877	$127,316	$118,828	140%
Gary L. Sims	$44,588	$89,175	$133,763	$115,928	130%
David E. Lindstrom	$42,455	$84,910	$127,365	$118,874	140%

Long-Term Incentive Awards (Equity Awards). The Board of Directors and the Committee believe in management ownership of our common stock as an effective means to align the interests of management with those of the shareholders. Our current long-term incentive plan (“LTI Plan”) is intended to promote equity ownership in MidWestOne Financial by the directors and selected officers, focus the management team on increasing value to shareholders, increase participants’ proprietary interest in the success of MidWestOne Financial, and encourage the retention of key employees for an extended period of time. Awards made pursuant to the LTI Plan are administered through our shareholder-approved 2017 Equity Incentive Plan (“2017 Equity Plan”), which authorizes the issuance of MidWestOne Financial’s common stock, including the granting of stock options, time-based restricted stock units (“RSUs”) and performance-based restricted stock units (“PSUs”).

All equity grants are awarded at the discretion of the Committee in consideration of the position of the NEO, the officer’s level of influence and corresponding ability to contribute toward the success of MidWestOne Financial, individual and corporate performance and whether the respective goals were achieved, as well as the level of equity awards granted to individuals with similar positions at our peer companies.

In 2021, the Company continued its practice of awarding both performance and time-based restricted stock units with NEOs receiving a grant comprised 50% of PSUs at target and 50% of RSUs.

The PSU grants provide for the possibility of awards at a threshold, target and exceptional level based on MidWestOne Financial’s achievement of two financial metrics measured over a three-year performance period. The metrics for each performance period are reviewed annually. For the most recent performance period, the Committee continued to use cumulative earnings per diluted share and the three-year return on average tangible equity, weighted equally. The Committee believes these are the most relevant measures for alignment with our strategic goals and the creation of shareholder value. The performance levels of each metric were set after giving consideration to results in prior years, the current budget, strategic plan forecasts, local, regional and national economic conditions, and industry performance and outlook. The target goals for each metric are challenging but reasonably attainable. NEOs may receive a maximum payout of 150% of targeted award levels for exceptional performance and a payout beginning at 50% of target for threshold performance, with results between each level calculated using linear interpolation. No payout is received if threshold levels of performance are not met. The PSUs vest three years from the grant date after measurement and certification by the Committee of MidWestOne Financial’s performance from January 1, 2021 to December 31, 2023. The LTI Plan allows the Committee, at its discretion, to adjust performance goals and performance metric results for extraordinary events resulting from situations like significant asset purchases or dispositions or other events not currently contemplated or otherwise considered by the Committee when the performance measures and levels were set. It is anticipated that a new three-year performance period will begin each year with performance metrics and levels set accordingly.

LTI Plan grants for NEOs are open for the 2020 – 2022 performance period and are reflected in the Summary Compensation Table on page 27 and the Grants of Plan-Based Awards on page 28. The grants are based on achievement of cumulative earnings per diluted share and return on average tangible equity goals, each weighted equally. For each goal, payouts begin at 50% of target for threshold performance and reach 150% of target for exceptional performance, with results between levels calculated using straight-line interpolation. For performance below the threshold level of any goal, there is no payment with respect to that goal.

RSUs vest in three equal installments, starting on the first anniversary of the grant date and becoming fully vested on the third anniversary of the grant date.

NEOs will earn dividend equivalents on their equity grants. These dividend equivalents are accrued during the vesting period and subject to the same vesting, payment and other terms and conditions as the underlying RSUs and PSUs to which they relate. In addition, all equity awards are subject to a clawback provision if financial calculations are later determined to have been based on misrepresented financial results or actions by the participant result in reputational harm to MidWestOne Financial and a termination for cause.

The Committee typically approves equity awards in January of each year with an award grant date in February. The timing of the equity grants coincides with the completion of annual performance evaluations and development of current-year bonus plans. The Committee also may grant additional equity awards at other times of the year in connection with the appointment of any new directors or officers or to compensate key employees for other significant or notable achievements. Up to 500,000 shares of MidWestOne Financial’s common stock may be issued under the 2017 Equity Plan. As of December 31, 2021, 250,697 shares were available for issuance. Awards vest, become exercisable, and contain such other terms and conditions as determined by the Committee and set forth in individual agreements with the employees receiving the awards. The Plan also allows for acceleration of vesting and exercise privileges in certain circumstances in connection with a change in control or upon a participant’s death, disability, or retirement. Awards are subject to forfeiture for violation of non-competition, non-solicitation, and other restrictive covenants.

2021 equity awards for each NEO are set forth below:

Executive Officer	Equity Grant (50% PSUs / 50% RSUs)
Charles N. Funk	$250,000
Len D. Devaisher	$150,000
Barry S. Ray	$100,000
James M. Cantrell	$80,000
Gary L. Sims	$80,000
David E. Lindstrom	$75,000

All Other Compensation. We provide fringe benefits to executive officers and other employees, which are intended to serve a different purpose than base salary, bonus and equity awards. While the benefits offered are competitive with the marketplace and help to attract and retain executives and employees, they also provide financial security for employees for retirement and other unforeseeable life events such as illness, disability, or death, and are generally those offered to other employees. Some additional perquisites may be offered to executive officers only. Subject to periodic review and regulatory developments, MidWestOne Financial plans to continue to offer fringe benefits, the amount of which shall be determined from time-to-time in the sole discretion of the Committee.

The following table illustrates benefits and perquisites we provide to employees, including our NEOs:

	Executive Officers	Other Officers / Managers	Full-Time Employees
Health Plans:
Life & Disability Insurance	X	X	X
Medical/Dental/Vision Plans	X	X	X
Flexible Spending Plans	X	X	X
Health Savings Accounts	X	X	X
Retirement Plans:
401(k) Plan/Profit-Sharing	X	X	X
Executive Deferred Compensation Plan	X	X	Not Offered
ESOP	X	X	X
Perquisites:
Automobile Allowance	As Duties Require	As Duties Require	Not Offered
Country Club Membership	As Duties Require	As Duties Require	Not Offered
401(k) Plan. MidWestOne Financial sponsors a tax-qualified, tax-exempt 401(k) retirement plan. The 401(k) plan is considered a defined contribution plan. All employees are eligible to participate in this plan after meeting eligibility requirements pertaining to age and service. Eligible employees are permitted to contribute a portion of their own compensation up to a maximum dollar amount permitted by law. Participants, including the executive officers, may choose their own investments for their assets or they may elect a managed plan whereby a plan manager makes investment decisions on behalf of the participant according to the investment risk level the participant has chosen. We provide a safe harbor matching contribution of a participant’s elective deferrals equal to 100% of the first 3% of eligible compensation and 50% of the next 2% of eligible compensation.

There is also a profit-sharing contribution component to the 401(k) plan, which provides for an additional non-elective employer contribution to the retirement account of each participant. This contribution is discretionary and, if paid, is based on MidWestOne Financial profitability in a given year and is allocated to participants in accordance with plan terms based on their annual compensation. No profit-sharing contribution was made to the plan for 2021.

Employee Stock Ownership Plan. MidWestOne Financial sponsors a tax-qualified employee stock ownership plan (“ESOP”), which is designed primarily to reward eligible employees for their service to MidWestOne Financial in the form of a retirement benefit.

Any benefits payable under the ESOP are based solely upon the statutorily limited amounts contributed by MidWestOne Financial for the benefit of the participants, along with any changes in the value of those contributions while they are held in the ESOP. The ESOP does not permit or require any contributions by participating employees. Subject to certain exceptions under the law, contributions to the ESOP are fully vested after six years of service with MidWestOne Financial. MidWestOne Financial makes an annual contribution which is allocated among all eligible employees of MidWestOne Financial, including executive officers. The ESOP contribution is calculated as a designated percentage of annual compensation each year. This contribution is discretionary in nature and is set and approved by the MidWestOne Financial Board of Directors each January. At its January 25, 2022 meeting, the Committee authorized an ESOP contribution for 2021 of 4.8% of each eligible participant’s compensation. This compares to 2.75% in 2020, and 4.05% in 2019.

Supplemental Executive Retirement Agreements (“SERPs”). MidWestOne Financial provides Mr. Funk with a supplemental retirement benefit. The Committee believes this benefit encourages long-term retention while focusing Mr. Funk’s efforts on consistent and sustainable company performance, because such supplemental benefit is, pursuant to applicable tax rules, required to be an unfunded, unsecured promise by MidWestOne Financial to pay. Therefore, Mr. Funk’s receipt of future payments pursuant to the SERP is dependent on MidWestOne Financial’s continuing financial success. In the case of insolvency of MidWestOne Financial, Mr. Funk would be treated as a general unsecured creditor of MidWestOne Financial with respect to the amount of benefit due.

Mr. Funk is currently eligible to retire from employment and receive his SERP benefit. The SERP benefit is a set dollar amount to be paid in 180 monthly installments following his retirement, provided that he complies with the provisions of the restrictive covenants contained in the SERP agreement. Mr. Funk attained the SERP’s specified retirement age of 65 in 2019, which entitles him to a monthly benefit of $2,083. Mr. Funk will be entitled to receive the monthly benefit upon his eventual retirement; however, because he is a “specified employee” as defined in the Internal Revenue Code, his benefit commencement will be delayed until six months following his retirement date. In addition, the SERP provides for a full death benefit upon death during active employment.

Executive Deferred Compensation Plan. MidWestOne Financial maintains the Executive Deferred Compensation Plan which gives eligible executives, including our NEOs, the opportunity to defer a portion of their base salary. The plan was implemented to afford certain executives whose deferrals under our 401(k) plan are limited due to restrictions under the Internal Revenue Code an additional opportunity to save for their retirements on a tax-deferred basis. If an executive elects to defer a portion of his or her salary under the plan, such deferrals earn interest at a rate equal to the prime rate of interest as published in The Wall Street Journal (U.S. Edition) plus one percent. Account balances under the plan are always fully vested and the executive can elect to receive his or her account balance in a single lump sum or in installments paid over five or ten years. Upon a change in control, all unpaid account balances will be immediately paid in a single lump sum.

Other Perquisites. We believe that perquisites for executive officers should be very limited and conservative in nature, both in scope and value. Consistent with this philosophy, MidWestOne Financial has generally provided nominal benefits to executives that are not available to other full-time officers and employees. This approach to perquisites is anticipated to continue in the future. Specific to the role, we provide annual country club memberships for regional and market presidents and certain commercial banking officers in each market. The country club benefit is for single memberships only and intended to extend the officer’s external visibility and resulting business opportunities in their home community. An additional perquisite for certain officers includes a company automobile based on the needs of business travel. Messrs. Funk, Devaisher, Ray, and Lindstrom, have company cars assigned to them. We have disclosed the value of all perquisites to NEOs in the Summary Compensation Table even if these fall below the disclosure thresholds under the SEC rules. MidWestOne Financial plans to continue to offer limited perquisites as determined from time-to-time in the sole discretion of the Committee, provided such perquisites are not considered to be restricted or prohibited by any compensation regulations.

2022 Compensation Decisions

This section describes the decisions made by the Committee with respect to certain components of NEO compensation for 2022.

Base Salaries. We review the base salaries of the NEOs annually, as described above. The salaries for 2022 were determined by the Compensation Committee at the end of 2021 upon completion of the annual performance review process.

2022 base salaries for each NEO are set forth below:

Executive Officer	2021	2022	% Change
Charles N. Funk	$511,250	$550,000	7.6%
Len D. Devaisher	$394,500	$410,500	4.1%
Barry S. Ray	$310,405	$329,000	6.0%
James M. Cantrell	$242,506	$253,500	4.5%
Gary L. Sims	$254,786	$271,750	6.7%
David E. Lindstrom	$242,600	$255,000	5.1%
Annual Cash Incentive Awards. In early 2022, the Committee approved the 2022 bonus plan. Pursuant to that plan, Mr. Funk is eligible to receive a target bonus of 60% of his base salary, Mr. Devaisher is eligible to receive a target bonus of 45%, Mr. Ray is eligible to receive a target bonus of 40%, and Messrs. Cantrell, Sims, and Lindstrom are each eligible to receive a target bonus of 35% of their respective base salaries.

In light of Mr. Funk’s recently announced decision to retire during the current calendar year, in an effort to ensure continuity of the Company’s most senior operating executive, the Committee determined that it was appropriate to award an additional bonus opportunity to Mr. Devaisher. In addition to the annual bonus described above, subject to his continued employment with the Company through the end of 2022, Mr. Devaisher is eligible to receive a payment of $100,000.

Long-Term Incentive Awards (Equity Awards). We typically grant equity incentives to our eligible employees, including the NEOs, in February of each year. In January 2022, the Committee approved equity grants for its NEOs comprised 50% of time-based RSUs and 50% of PSU, as measured at the target performance level. Approved equity grants for 2022 are shown below:

•Mr. Funk was awarded $300,000 in RSUs and PSUs.
•Mr. Devaisher was awarded $160,000 in RSUs and PSUs.
•Mr. Ray was awarded $140,000 in RSUs and PSUs
•Mr. Cantrell was awarded $85,000 in RSUs and PSUs.
•Mr. Sims was awarded $105,000 in RSUs and PSUs.
•Mr. Lindstrom was awarded $80,000 in RSUs and PSUs.
The RSUs granted to our NEOs in 2022 will vest in three equal installments, starting on the first anniversary of the grant date and become fully vested on the third anniversary of the grant date. The PSUs vest three years from the grant date based on achievement of performance goals over the performance period. Awards are typically subject to forfeiture until vested. Vesting of unvested equity awards is accelerated upon the death, disability or approved retirement of the executive, or upon a change in control of MidWestOne Financial if such awards are not otherwise assumed by the surviving entity or the executive’s employment is terminated in connection with the change in control.

Equity Ownership Guidelines. The Committee believes it is important for the long-term success of MidWestOne Financial to align the financial interests of the Company’s executives with those of its shareholders. MidWestOne Financial’s stock ownership guidelines articulate the expectation that executives and non-employee directors own an amount of our common stock equal to a multiple of annual base salary for NEOs and the annual cash retainer for non-employee directors, as described in the table below. NEOs and non-employee directors are expected to make continuing progress towards compliance with the guidelines. In the event that an NEO or non-employee director does not hold the required number of shares, a minimum number of shares issued under the LTI Plan must be retained until the guidelines are met. These retention ratios are presented in the table below. In consultation with its compensation consultant and advisor, the Compensation Committee regularly reviews these guidelines in light of changing market practices and policies of our peer banks. Based on the most recent review, the Committee decided to replace the metric for achieving the guideline from a time period to a retention ratio.

Non-Executive Directors	5 times Annual Cash Retainer	75% retention ratio
Chief Executive Officer	5 times Annual Base Salary; includes unvested shares	75% retention ratio
Other Named Executive Officers	3 times Annual Base Salary; includes unvested shares	50% retention ratio

COMPENSATION COMMITTEE REPORT
The Compensation Committee of the MidWestOne Financial Board of Directors has submitted the following report for inclusion in this proxy statement:

The Compensation Committee has reviewed and discussed the CD&A contained in this proxy statement with management. Based on the Committee’s review and discussion with management, the Committee recommended that the Board of Directors approve and include the CD&A in this proxy statement.

Submitted by:
The MidWestOne Financial Group, Inc. Compensation Committee

Tracy S. McCormick (Chair)
Janet E. Godwin
Douglas H. Greeff
Jennifer L. Hauschildt
Ruth E. Stanoch
Douglas K. True

This report shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934 and shall not otherwise be deemed filed under such acts.

EXECUTIVE COMPENSATION
Summary Compensation Table
The following table sets forth information concerning the compensation of our NEOs, which consist of our Chief Executive Officer, Chief Financial Officer, and our next four most highly compensated executive officers in 2021. Except as otherwise required pursuant to SEC rules, the table sets forth the following information for the years ended December 31, 2021, 2020, and 2019: (i) the dollar value of base salary and bonus earned; (ii) the aggregate grant date fair value of stock and option awards granted computed in accordance with FASB ASC Topic 718; (iii) all other compensation; and (iv) the dollar value of total compensation.

Name and Principal Position	Year(1)	Salary	Bonus(2)	Stock Awards(3)	Option Awards(3)	Non-Equity Incentive Plan Compen-sation	Change in Pension Value and Nonqual-ified Deferred Compen-sation Earnings(4)	All Other Compen-sation(5)	Total Compen-sation
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Charles N. Funk	2021	$511,250	$—	$250,000	$—	$365,544	$—	$29,466	$1,156,260
Chief Executive Officer	2020	500,000	—	250,000	—	178,200	—	22,934	951,134
	2019	459,500	70,000	149,000	—	245,065	763	27,914	952,242

Len D. Devaisher	2021	$394,500	$—	$150,000	$—	$230,783	$—	$28,110	$803,393
President & Chief Operating	2020	167,820	179,000	120,000	—	—	—	141,283	608,103
Officer

Barry S. Ray	2021	$310,405	$—	$100,000	$—	$161,411	$—	$31,487	$603,303
Senior Executive Vice President	2020	294,405	—	85,000	—	74,857	—	23,579	477,841
& Chief Financial Officer	2019	285,000	5,000	59,600	—	107,972	—	101,727	559,299

James M. Cantrell	2021	$242,506	$—	$80,000	$—	$118,828	$—	$23,620	$464,954
Senior Executive Vice	2020	236,506	—	75,000	—	54,785	—	17,298	383,589
President, Chief Investment	2019	228,950	2,500	59,600	—	81,715	—	21,498	394,263
Officer & Treasurer

Gary L. Sims	2021	$254,786	$—	$80,000	$—	$115,928	$—	$25,520	$476,234
Executive Vice President &	2020	242,785	—	75,000	—	46,529	—	19,238	383,552
Chief Credit Officer

David E. Lindstrom	2021	$242,600	$75	$75,000	$—	$118,874	$—	$29,063	$465,612
Executive Vice President, Retail	2020	235,600	—	70,000	—	63,276	—	21,215	390,091
Banking	2019	226,600	2,500	59,600	—	82,071	—	20,000	390,771

(1)    Messrs. Devaisher and Sims were not named executive officers prior to 2020.
(2)    The amounts set forth in the "Bonus" column attributable to the year ended December 31, 2021 for Mr. Lindstrom reflects a bonus payment under our Mortgage Referral Program.
(3)    The amounts set forth in the “Stock Awards” column and the “Option Awards” column reflect the grant date fair value of awards granted during the years ended December 31, 2021, 2020 and 2019, in accordance with FASB ASC Topic 718. The assumptions used in calculating these amounts are set forth in Note 15, which is located on pages 93 through 94 of our Annual Report on Form 10-K for the year ended December 31, 2021. The amounts included in this column for the performance share awards made during 2021 are calculated based on the probable satisfaction of the performance conditions for such awards. If the highest level of performance is achieved for these PSUs, the maximum value of these awards at the grant date would be as follows: Mr. Funk — $187,500; Mr. Devaisher — $112,500; Mr. Ray — $75,000; Mr. Cantrell — $60,000; Mr. Sims — $60,000; and Mr. Lindstrom — $56,250.
(4)    The amounts set forth in the "Change in Pension Value and Nonqualified Deferred Compensation Earnings" column are above-market interest, as determined for proxy disclosure purposes only, accrued under the SERP for Mr. Funk during the year.
(5)    All other compensation for the NEOs attributable to the fiscal year 2021 is summarized below.

Name	Perquisites(1)	401(k) Match	ESOP Contribution	Total “All Other Compensation”
Charles N. Funk	$3,946	$11,600	$13,920	$29,466
Len D. Devaisher	2,590	11,600	13,920	28,110
Barry S. Ray	5,967	11,600	13,920	31,487
James M. Cantrell	—	9,700	13,920	23,620
Gary L. Sims	—	11,600	13,920	25,520
David E. Lindstrom	5,436	9,707	13,920	29,063
(1)     Includes the incremental cost related to the use of a Company-owned automobile for Messrs. Funk, Devaisher, Ray, and Lindstrom.
Grants of Plan Based Awards

The following table provides information on equity grants awarded to our NEOs during 2021. All such grants were made under our 2017 Equity Incentive Plan, which is described in more detail in the CD&A.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: # of Shares of Stock or Units	All Other Option Awards: # of Securities Underlying Options	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock Awards
Name	Grant Date	Threshold	Target	Maximum	Threshold	Target	Maximum

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
Charles N. Funk	2/15/2021	—	—	—	2,261	4,522	6,784	—	—	$—	$125,000
	2/15/2021	—	—	—	—	—	—	4,522	—	—	$125,000
		$140,594	$281,188	$421,781	—	—	—	—	—	—	—
Len D. Devaisher	2/15/2021	—	—	—	1,357	2,713	4,070	—	—	$—	$75,000
	2/15/2021	—	—	—	—	—	—	2,713	—	—	$75,000
		$88,763	$177,525	$266,288	—	—	—	—	—	—	—
Barry S. Ray	2/15/2021	—	—	—	904	1,809	2,713	—	—	$—	$50,000
	2/15/2021	—	—	—	—	—	—	1,809	—	—	$50,000
		$62,081	$124,162	$186,243	—	—	—	—	—	—	—
James M. Cantrell	2/15/2021	—	—	—	724	1,447	2,171	—	—	$—	$40,000
	2/15/2021	—	—	—	—	—	—	1,447	—	—	$40,000
		$42,439	$84,877	$127,316	—	—	—	—	—	—	—
Gary L. Sims	2/15/2021	—	—	—	724	1,447	2,171	—	—	$—	$40,000
	2/15/2021	—	—	—	—	—	—	1,447	—	—	$40,000
		$44,588	$89,175	$133,763	—	—	—	—	—	—	—
David E. Lindstrom	2/15/2021	—	—	—	678	1,357	2,035	—	—	$—	$37,500
	2/15/2021	—	—	—	—	—	—	1,357	—	—	$37,500
		$42,455	$84,910	$127,365	—	—	—	—	—	—	—
(1)    The amounts set forth in the "Estimated Future Payouts Under Non-Equity Incentive Plan Awards" columns reflect the threshold, target and maximum payouts for performance under the bonus plan as described in the section titled “Cash Incentive Awards-Bonuses” in the CD&A above. The amount earned by each NEO for 2021 performance is included in the Summary Compensation Table in the column titled “Non-Equity Incentive Plan Compensation.”

(2)    The amounts set forth in the "Estimated Future Payouts Under Equity Incentive Plan Awards" columns with respect to the 2021 PSUs reflect the threshold, target and maximum number of shares of MidWestOne common stock that may be earned by each individual as a result of the 2021 PSUs granted under the LTI Plan as described in the section titled "Long-Term Incentive Awards-Equity Awards" in the CD&A above. The actual number of shares of MidWestOne common stock to be delivered as a result of these performance shares will be determined by the performance of the Company during the three-year period from 2021 through 2023.
Outstanding Equity Awards at Fiscal Year End
The following table sets forth information concerning the exercisable and unexercisable stock options and restricted stock units at December 31, 2021, held by each NEO:

	Option Awards				Stock Awards
	Number of Securities Underlying Unexercised Options		Option Exercise Price ($)	Option Expiration Date			Equity Incentive Plan Awards
Name	Exercisable	Unexercisable			# of Shares or Units of Stock that Have Not Vested(1)	Market Value of Shares or Units of Stock that Have Not Vested ($)(2)	# of Unearned Shares, Units or Other Rights that Have Not Vested (3)	Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)(2)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
Charles N. Funk	—	—	$—	—	11,175	$361,735	4,405	$142,583
Len D. Devaisher	—	—	—	—	4,841	156,697	2,932	94,916
Barry S. Ray	—	—	—	—	4,304	139,316	1,637	53,000
James M. Cantrell	—	—	—	—	3,821	123,673	1,368	44,282
Gary L. Sims	—	—	—	—	3,821	123,673	1,368	44,282
David E. Lindstrom	—	—	—	—	3,672	118,867	1,280	41,430

(1)    The total number of shares above includes additional dividend equivalents that will be distributed at the same time the underlying awards are distributed.
(2)    The market value of shares is based on a closing stock price of $32.37 on December 31, 2021.
(3)    The number of shares includes dividend equivalents that will be distributed at the same time the underlying awards are distributed.
The table below shows the remaining vesting schedule for unvested restricted stock units granted on February 15, 2018

Name	2/15/2022
Charles N. Funk	1,250
James M. Cantrell	500
David E. Lindstrom	500
The table below shows the remaining vesting schedule for unvested restricted stock units granted on June 15, 2018.

Name	6/15/2022
Barry S. Ray	500
The table below shows the remaining vesting schedule for unvested restricted stock units granted on November 15, 2018

Name	11/15/2022
Gary L. Sims	500
The table below shows the remaining vesting schedule for unvested restricted stock units granted on February 15, 2019.

Name	2/15/2022	2/15/2023
Charles N. Funk	1,250	1,250
Barry S. Ray	500	500
James M. Cantrell	500	500
Gary L. Sims	500	500
David E. Lindstrom	500	500

The table below shows the remaining vesting schedule for unvested restricted stock units granted on February 15, 2020.

Name	2/15/2022	2/15/2023
Charles N. Funk	1,290	1,290
Barry S. Ray	438	439
James M. Cantrell	387	387
Gary L. Sims	387	387
David E. Lindstrom	361	361
The table below shows the remaining vesting schedule for unvested restricted stock units granted on August 15, 2020.

Name	8/15/2022	8/15/2023
Len D. Devaisher	975	975
The table below shows the number of PSUs vesting on the third anniversary of the February 15, 2020 date of grant provided the established performance threshold is achieved.

Name	2/15/2023
Charles N. Funk	1,934
Barry S. Ray	658
James M. Cantrell	580
Gary L. Sims	580
David E. Lindstrom	542
The table below shows the number of PSUs vesting on the third anniversary of the August 15, 2020 date of grant provided the established performance threhold is achieved.

Name	8/15/2023
Len D. Devaisher	1,462
The table below shows the remaining vesting schedule for the unvested restricted stock units granted on February 15, 2021.

Name	2/15/2022	2/15/2023	2/15/2024
Charles N. Funk	1,507	1,507	1,508
Len D. Devaisher	904	904	905
Barry S. Ray	603	603	603
James M. Cantrell	482	482	483
Gary L. Sims	482	482	483
David E. Lindstrom	452	452	453
The table below shows the number of PSUs vesting on the third anniversary of the February 15, 2021 date of grant provided the established performance threshold is achieved.

Name	2/15/2024
Charles N. Funk	2,261
Len D. Devaisher	1,357
Barry S. Ray	904
James M. Cantrell	724
Gary L. Sims	724
David E. Lindstrom	678

Option Exercises and Stock Vested in 2021
The following table sets forth information concerning the exercise of options and vesting of stock awards in 2021 by each NEO:

	Option Awards		Stock Awards
Name	# of Shares Acquired on Exercise	Value Realized Upon Exercise ($)	# of Shares Acquired on Vesting	Value Realized on Vesting ($)
(a)	(b)	(c)	(d)	(e)
Charles N. Funk	—	$—	5,095	$140,823
Len D. Devaisher	—	—	1,009	30,520
Barry S. Ray	—	—	1,457	41,704
James M. Cantrell	—	—	1,853	51,230
Gary L. Sims	—	—	1,403	41,702
David E. Lindstrom	—	—	1,377	38,048

Nonqualified Deferred Compensation Table
The following table sets forth information concerning the benefits to which each NEO is entitled under MidWestOne Financial’s Executive Deferred Compensation Plan and, with respect to Mr. Funk only, the SERP, as of December 31, 2021.

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at Last FYE(1) ($)
(a)	(b)	(c)	(d)	(e)	(f)
Charles N. Funk	$75,000	$—	$17,872	$—	$708,972
Len D. Devaisher	—	—	—	—	—
Barry S. Ray	—	—	—	—	—
James M. Cantrell	26,676	—	5,538	—	149,645
Gary L. Sims	7,644	—	799	—	23,549
David E. Lindstrom	—	—	—	—	—
(1)    The "Aggregate Balance at Last FYE" column includes above-market interest also reported in the "Change in Pension Value and Nonqualified Deferred Compensation Earnings" column of the Summary Compensation Table for fiscal year 2019. The above-market interest amounts for Mr. Funk for fiscal year 2019 was $763.

Potential Payments Upon Termination or Change in Control

The following table sets forth information concerning potential payments and benefits under our compensation programs and benefit plans, including individual employment agreements, to which the NEOs would be entitled upon a termination of employment as of December 31, 2021. Except for payments and benefits provided by the employment agreements, all payments and benefits provided to any NEO upon termination of employment are the same as the payments and benefits provided to other eligible employees of MidWestOne Financial. For purposes of estimating the value of certain equity awards we have assumed a price per share of our common stock of $32.37, which was the closing price of our stock on December 31, 2021, the last trading day of the year.

			Equity Incentive Plan Vesting(1)
Executive	Triggering Event	Cash Severance Payments	Restricted Stock Unit Awards	Performance Stock Unit Awards
Charles N. Funk(2)	Involuntary Termination(3)	$639,063	$—	$—
	Involuntary Termination in Connection with Change in Control(4)	2,191,985	361,735	250,000
	Change in Control without Termination(4)	—	—	250,000
	Retirement(5)	—	361,735	125,038
	Disability or Death	—	361,735	250,000
Len D. Devaisher	Involuntary Termination(3)	$394,500	$—	$—
	Involuntary Termination in Connection with Change in Control(4)	1,250,566	156,697	135,000
	Change in Control without Termination(4)	—	—	135,000
	Retirement(5)	—	—	—
	Disability or Death	—	156,697	135,000
Barry S. Ray	Involuntary Termination(3)	$310,405	$—	$—
	Involuntary Termination in Connection with Change in Control(4)	943,632	139,316	92,500
	Change in Control without Termination(4)	—	—	92,500
	Retirement(5)	—	—	—
	Disability or Death	—	139,316	92,500
James M. Cantrell	Involuntary Termination(3)	$242,506	$—	$—
	Involuntary Termination in Connection with Change in Control(4)	722,668	123,673	77,500
	Change in Control without Termination(4)	—	—	77,500
	Retirement(5)	—	123,673	38,345
	Disability or Death	—	123,673	77,500
Gary L. Sims	Involuntary Termination(3)	$254,786	$—	$—
	Involuntary Termination in Connection with Change in Control(4)	741,428	123,673	77,500
	Change in Control without Termination(4)	—	—	77,500
	Retirement(5)	—	—	—
	Disability or Death	—	123,673	77,500
David E. Lindstrom	Involuntary Termination(3)	$—	$—	$—
	Involuntary Termination in Connection with Change in Control(4)	451,843	118,867	72,500
	Change in Control without Termination(4)	—	—	72,500
	Retirement(5)	—	—	—
	Disability or Death	—	118,867	72,500
(1)    These columns reflect the value of unvested restricted stock unit awards and unvested performance stock unit awards which, pursuant to the terms of the 2017 Equity Incentive Plan and the award agreements thereunder, would become vested, whether in whole or in part, upon the occurrence of the applicable triggering event.
(2)    In addition to amounts described in this table, a supplemental retirement plan entitles Mr. Funk to a monthly benefit of $2,083 for 180 months if his employment is terminated by MidWestOne Financial other than for cause (whether or not in connection with a change in control), or on account of his qualifying retirement, death or disability.
(3) “Involuntary Termination” refers to a voluntary resignation by the executive for “good reason” or an involuntary termination by MidWestOne Financial other than for “cause,” in each case other than in connection with a change in control.
(4)    Notwithstanding the aggregate amount that may be payable to each executive upon a change in control, each employment agreement includes a provision that limits the aggregate payments or benefits received by an NEO in connection with a change in control to $1.00 less than the amount that would result in the application of an excise tax under applicable provisions of sections 280G and 4999 of the Internal Revenue Code. Consequently, actual payments following a change in control may be less than indicated above.
(5)     Pursuant to the award agreements under the 2017 Equity Plan, upon a “retirement” the NEO would continue to vest in outstanding, unvested restricted stock units and performance stock units subject only to a requirement that the executive not compete with MidWestOne Financial or the Bank. In each such case, the restricted stock units and performance stock units would be settled in accordance with their original vesting schedules. The value of the number of units, based on the December 31, 2021 closing price of

MidWestOne Financial common stock, that would ultimately vest is reflected. The requirements for a qualifying retirement are determined by the Committee at its sole discretion. Generally, the Committee views an executive’s retirement as a voluntary resignation with five years of service or more on or after attainment of age 60. Only Messrs. Funk and Cantrell would qualify for retirement vesting as of December 31, 2021.

Continued Health, Dental, and Vision Insurance. Pursuant to each applicable agreement, if an executive terminated employment on December 31, 2021, he would be eligible to participate in our COBRA coverage program at the same monthly cost as would be charged to a continuing employee for comparable coverage. As of December 31, 2021, the incremental monthly cost of the continuing health, dental, and vision coverage, based on each executive’s current coverage elections, was $470.45 for Mr. Funk, $309.04 for Mr. Devaisher, $289.75 for Mr. Ray, $627.22 for Mr. Cantrell, $608.14 for Mr. Sims, and $488.41 for Mr. Lindstrom.

Accrued Pay and Regular Retirement Benefits. The NEOs would be eligible to receive certain other payments and benefits upon a termination of employment, most of which are provided to our salaried employees on a non-discriminatory basis, and all of which do not become vested as the result of the NEO’s termination of employment. These include:

•Accrued salary and paid time off pay.
•Distributions of plan balances under our 401(k) plan and the Executive Deferred Compensation Plan. See “Nonqualified Deferred Compensation Table” on page 31 for information on current account balances and an overview of such plan.
Accelerated Vesting of Equity Awards. Under the terms of the 2017 Equity Incentive Plan and the award agreements thereunder, unvested awards, whether in whole or in part, may become vested upon qualifying terminations of employment. Many of these vesting benefits are available to any of our employees who participate in the plan. Specifically, following a termination due to death or disability, the participant will be entitled to the following:

•All unvested stock options shall become immediately 100% vested and the participant shall have a period of one year following such termination during which to exercise the vested stock options.

•Any unvested restricted stock units outstanding at the time of the participant’s termination due to death or disability shall become immediately 100% vested upon such termination. In addition, any unvested performance stock units will become immediately vested at the target level of performance.

Upon a termination of employment at retirement, as approved by the Compensation Committee, all unvested stock options and unvested restricted stock units shall become immediately 100% vested. In addition, participants with PSU awards will remain eligible to vest in a number of performance stock units, if any, to be determined by actual performance through the conclusion of the performance, as if the participant had continued in active employment through such date.

Upon an Involuntary Termination in connection with a change in control of MidWestOne Financial, all unvested restricted stock units shall become immediately 100% vested, and all unvested performance stock units shall become immediately vested, based upon actual performance through the date of the change in control. In the event of a change in control without an Involuntary Termination, unvested PSU awards would continue to vest in the same manner.

Employment Agreements. Messrs. Funk, Devaisher, Ray, Cantrell, and Sims have entered into employment agreements with MidWestOne Financial that are substantially similar in form.

The current two-year terms of the employment agreements for Messrs. Funk, Devaisher, Ray, Cantrell, and Sims extend through December 31, 2022. Such terms will automatically extend for one additional year on each January 1 unless notice of nonrenewal has been provided by either party to the agreement. Upon the occurrence of a change in control, the agreements will automatically remain in effect for two years following the change in control and will then terminate.

The employment agreements provide for annual base salaries that are reviewed annually and may be adjusted at the discretion of the Board. The agreements provide that the executives will be eligible to receive performance-based annual incentive bonuses, in accordance with MidWestOne Financial’s annual incentive plan, and also to receive employee benefits on as favorable a basis as other similarly situated senior executives of MidWestOne Financial. The executives are also permitted to use a company-provided automobile.

The employment agreements provide for severance benefits in the event the executive is terminated by MidWestOne Financial other than for cause or the executive resigns for good reason (“Termination”). For a Termination during the employment period that does not occur in connection with a change in control of MidWestOne Financial, Mr. Funk would be entitled to receive an amount equal to 125% of his base salary and Messrs. Devaisher, Ray, Cantrell, and Sims would be entitled to receive an amount equal to 100% of their base salary. For a Termination that occurs within six months before or within 24 months after a change in control of MidWestOne Financial (“Covered Period”), Mr. Funk would be entitled to receive an amount equal to 250% of his base salary plus bonus (“Base Compensation”), and Messrs. Devaisher, Ray, Cantrell, and Sims would be entitled to receive an amount equal to 200% of their respective Base Compensation. Any severance paid in connection with a Termination during a Covered Period would be paid in a single lump sum.

Following any Termination, whether or not occurring during a Covered Period, the executives and their eligible dependents would also be entitled to continued coverage under the medical, dental, and vision plans of MidWestOne Financial for so long as each was eligible to and did elect COBRA continuation coverage. Each executive would be required to pay an amount for such coverage that is the same as what an active employee pays for such coverage.

All severance benefits under the employment agreements are contingent upon the executive’s execution and non-revocation of a general release and waiver of claims against MidWestOne Financial. Further, all of the employment agreements contain restrictive covenants prohibiting the unauthorized disclosure of confidential information of MidWestOne Financial by the executives during and after their employment with MidWestOne Financial, and prohibiting the executives from competing with MidWestOne Financial and from soliciting its employees or customers during employment and after termination of employment for any reason. The non-competition and non-solicitation provisions apply for a period of 15 months following any termination of employment.

Change In Control Agreement - Mr. Lindstrom. Mr. Lindstrom is a party to a change in control agreement with MidWestOne Financial which became effective upon his commencement of employment in 2018. The agreement provides for an initial one-year term, which automatically renews for an additional year on each anniversary of the effective date. The agreement provides for the payment of a severance benefit if Mr. Lindstrom is terminated by MidWestOne Financial (or a successor) without cause, or if he resigns for good reason, in each case within six months prior to or twelve months following a change in control. The severance benefit is equal to 125% of the sum of the greater of Mr. Lindstrom’s then-current base salary or his base salary as of one day prior to the change in control, plus the incentive bonus paid or payable for the prior year. Mr. Lindstrom and his eligible dependents would be permitted to participate in COBRA coverage at the same cost as if he had remained employed by MidWestOne Financial. All severance benefits under the agreement are contingent upon Mr. Lindstrom’s execution and non-revocation of a general release and waiver of claims against MidWestOne Financial, and the agreement also contains a prohibition on the disclosure of MidWestOne Financial’s confidential information and a twelve-month non-solicitation provision.

Pay Ratio Disclosure. As required by the SEC, our CEO’s annual total compensation in 2021 was compared to that of the median employee for the same period. We identified the median employee by examining the 2021 401k-Eligible compensation for all employees (whether full-time, part-time, or seasonal), as of December 31, 2021. We did not make any assumptions, adjustments, or estimates with respect to total cash compensation, and we did not annualize the compensation for any full-time employees that were not employed by us for all of 2021. We believe the use of 401k-Eligible compensation for all employees is a consistently applied compensation measure because we do not widely distribute annual equity awards to employees. After identifying the median employee, we calculated annual total compensation for such employee using the same methodology we use for our NEOs as set forth in the Summary Compensation Table appearing earlier in this proxy statement. Our CEO to median employee pay ratio for 2021 is 19.7:1. This ratio results from dividing our CEO’s total compensation of $1,156,260 by total compensation for our median employee of $58,751.44.

DIRECTOR COMPENSATION
The Compensation Committee reviews director compensation annually with the guidance of our compensation consultant using data from the same peer group as used for the officers. Based on the most recent review, the Compensation Committee decided to leave 2021 director compensation unchanged from 2020. The 2021 director fees were approved by the Compensation Committee with an effective date of April 1, 2021.

In 2021, non-employee directors received a $27,500 annual retainer, payable quarterly. The Chair of the board received an additional annual retainer of $20,000, payable quarterly. The Chairs of the Audit, Compensation, and Nominating and Corporate Governance Committees received an additional annual retainer, payable quarterly, of $13,400, $7,500 and $5,000, respectively. Directors received $600 for each Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee meeting attended. Committee Chairs did not receive committee meeting fees. The Compensation Committee approved a grant of restricted stock units valued at $20,000 with a one-year vesting period for all non-employee directors. As noted in the Equity Ownership Guidelines section above, all non-employee directors are expected to own shares of our common stock equal to five times the current annual cash retainer.

Non-employee directors who also served on the board of directors of MidWestOne Bank received an annual retainer fee of $10,000, payable quarterly.

None of the directors receives any compensation or payment in connection with his or her service as a director other than compensation received by MidWestOne Financial as set forth below.

The following table shows compensation information for MidWestOne Financial’s directors who received director fees in 2021.

Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)	Option Awards ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(3)	All Other Compensation ($)(4)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)
Larry D. Albert	$37,256	$20,000	$—	$—	$11,244	$68,500
Richard R. Donohue	42,256	20,000	—	9,279	12,444	83,979
Janet E. Godwin	31,856	20,000	—	—	10,444	62,300
Douglas H. Greeff	30,500	20,000	—	—	—	50,500
Richard J. Hartig	28,856	20,000	—	—	10,444	59,300
Jennifer L. Hauschildt	30,656	20,000	—	—	11,244	61,900
Matthew J. Hayek	32,806	20,000	—	—	13,644	66,450
Nathaniel J. Kaeding	29,056	20,000	—	—	9,844	58,900
Tracy S. McCormick	44,456	20,000	—	—	12,044	76,500
Kevin W. Monson	43,906	20,000	—	—	17,044	80,950
Ruth E. Stanoch	31,456	20,000	—	—	9,844	61,300
Douglas K. True	39,056	20,000	—	—	10,044	69,100
Kurt R. Weise(5)	13,906	20,000	—	—	5,844	39,750
(1)    As our Chief Executive Officer, Mr. Funk receives no additional compensation for service on our board of directors. His compensation is included in the Executive Compensation section of this proxy statement found on pages 27 to 34.
(2)    The amounts set forth in the “Stock Awards” column reflect the grant date fair value of restricted stock units awarded on May 15, 2021 valued in accordance with FASB ASC Topic 718.
(3)    Amounts reported include above-market interest, as determined for purposes of proxy disclosure rules only, accrued under the Director Deferred Fee Plan during the year.
(4)    These amounts include fees, if any, for service on the board of directors of MidWestOne Bank.
(5)    Mr. Weise resigned from the board in June 2021.
The table below summarizes each non-employee director’s outstanding equity awards as of December 31, 2021.

		Option Awards
Name	Stock Awards(1)	Exercisable	Unexercisable
Larry D. Albert	649	—	—
Richard R. Donohue	649	—	—
Janet E. Godwin	649	—	—
Douglas H. Greeff	649	—	—
Richard J. Hartig	649	—	—
Jennifer L. Hauschildt	649	—	—
Matthew J. Hayek	649	—	—
Nathaniel J. Kaeding	649	—	—
Tracy S. McCormick	649	—	—
Kevin W. Monson	649	—	—
Ruth E. Stanoch	649	—	—
Douglas K. True	649	—	—
Kurt R. Weise(2)	—	—	—
(1) Amounts include dividends paid on MidWestOne restricted stock units credited to a director's stock unit account in the form of additional units.
(2) Mr. Weise resigned from the board in June 2021.

Compensation Committee Interlocks and Insider Participation
As discussed earlier, the Compensation Committee of MidWestOne Financial was comprised of Ms. McCormick (Chair), Ms. Godwin, Mr. Greeff, Ms. Hauschildt, Ms. Stanoch and Mr. True. None of these individuals were an officer or employee of MidWestOne Financial or its subsidiaries in 2021, and none of these individuals is a former officer or employee of the organization. In addition, no executive officer of the Company served on the board of directors or compensation committee of any other corporation with respect to which any member of our Compensation Committee or the board of directors was engaged as an executive officer.

.

PROPOSAL 2:
APPROVAL, ON A NON-BINDING, ADVISORY BASIS, OF EXECUTIVE COMPENSATION
As required by Section 14A of the Exchange Act, MidWestOne Financial is conducting a separate shareholder advisory vote to approve the compensation of its named executive officers, as disclosed pursuant to the SEC’s compensation disclosure rules, commonly referred to as a “say-on-pay” vote. MidWestOne Financial currently conducts the “say-on-pay” vote every year.
As described in more detail in the CD&A section of this proxy statement, the overall objectives of MidWestOne Financial’s compensation programs have been to align executive officer compensation with the success of meeting long-term strategic operating and financial goals. Shareholders are urged to read carefully the CD&A section of this proxy statement, as well as the Summary Compensation Table and other related compensation tables and narrative disclosure that describe the compensation of our NEOs in 2021. The Compensation Committee and our board of directors believe that the policies and procedures articulated in the CD&A section are effective in implementing our compensation philosophy and achieving our goals, and that the compensation of our NEOs in 2021 reflects and supports these compensation policies and procedures.
The following resolution is submitted for shareholder approval:
“RESOLVED, that MidWestOne Financial Group, Inc.’s shareholders approve, on an advisory basis, the compensation of the Company’s named executive officers, as described in the section captioned ‘Compensation Discussion and Analysis’ and the tabular disclosure and narrative discussion regarding named executive officer compensation under ‘Executive Compensation’ contained in the Company’s proxy statement dated March 15, 2022.”
Approval of this resolution requires that the number of votes cast in favor of the resolution at the Annual Meeting exceed the number of votes cast against it. While this say-on-pay vote is required as provided in Section 14A of the Exchange Act, it is not binding on the Compensation Committee or our board of directors and may not be construed as overruling any decision by the Compensation Committee or our board. However, the Compensation Committee will take into account the outcome of the vote when considering future compensation arrangements.
The board of directors recommends shareholders vote to approve the overall compensation of our NEOs, as described in this proxy statement, by voting “for” this proposal. Proxies properly submitted will be voted “for” this proposal unless shareholders specify otherwise.

PROPOSAL 3:
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Shareholders are also being asked to adopt a resolution to ratify the appointment of RSM US LLP as our independent registered public accounting firm for the year ending December 31, 2022. If the appointment of RSM US LLP is not ratified by shareholders, the matter of the appointment of an independent registered public accounting firm will be considered by the Audit Committee and our board of directors. A representative from RSM US LLP is expected to attend the Annual Meeting via online virtual meeting webcast and will have an opportunity to make a statement if he or she so desires, as well as to respond to appropriate questions that may be asked by shareholders.
The board of directors recommends that shareholders vote “for” the proposal to ratify the appointment of RSM US LLP as our independent auditors for the year ending December 31, 2022. Proxies properly submitted will be voted “for” this proposal unless shareholders specify otherwise.
Accountant Fees
During the period covering the fiscal years ended December 31, 2021 and 2020, RSM US LLP performed the following professional services for the Company for which we paid the following amounts.

	2021	2020
Audit Fees(1)	$530,550	$633,200
Audit-Related Fees(2)	—	19,425
Tax Fees(3)	6,089	24,612
All Other Fees(4)	—	2,500
Total Fees	$536,639	$679,737

(1)	Audit fees consist of fees for professional services provided for the audit of the Company’s annual financial statements and review of financial statements included in the Company’s Quarterly Reports on Form 10-Q, Annual Report on Form 10-K and related proxy statement and services normally provided by the independent auditor in connection with statutory and regulatory filings or engagements.
(2)	Audit-related fees represent assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements.
(3)	Tax fees represent fees for professional services related to tax compliance, preparation of original federal and state tax returns, claims for refunds, tax advice, and tax planning services.
(4)	The aggregate other fees billed to the Company by RSM US LLP for the respective fiscal year ended December 31, 2021 and 2020 for agreed upon procedures.

Audit Committee Pre-Approval Policy
Among other things, the Audit Committee is responsible for appointing, setting compensation for and overseeing the work of the independent registered public accounting firm. The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by its independent auditors, and all such services provided in 2020 and 2021 were approved. These services include audit and audit-related services, tax services, and other services. The Audit Committee may also pre-approve particular services on a case-by-case basis that it had not already specifically approved.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information with respect to the beneficial ownership of our common stock at March 1, 2022, by each director, nominee, and NEO, and by all directors and executive officers of MidWestOne Financial as a group. Beneficial ownership has been determined for this purpose in accordance with Rule 13d-3 under the Exchange Act, under which a person is deemed to be the beneficial owner of securities if he or she has or shares voting power or investment power in respect of such securities or has the right to acquire beneficial ownership of securities within 60 days of March 1, 2022. For purposes of calculating each person’s percentage ownership, common stock issuable pursuant to options exercisable and restricted stock unit awards that are unvested but will settle within 60 days are included as outstanding and beneficially owned for that person or group, but are not deemed outstanding for the purposes of computing the percentage ownership of any other person. The address of each person included in the table is 102 South Clinton Street, Iowa City, Iowa 52240.

Name of Individual or Number of Individuals in Group	Amount and Nature of Beneficial Ownership (1)		Percent of Class(2)
Directors and Nominees:
Charles N. Funk	118,684	(3)	*
Larry D. Albert	12,089	(4)	*
Richard R. Donohue	37,320	(5)	*
Janet E. Godwin	3,029		*
Douglas H. Greeff	5,245	(6)	*
Richard J. Hartig	3,863	(7)	*
Jennifer L. Hauschildt	2,851	(8)	*
Matthew J. Hayek	4,164		*
Nathaniel J. Kaeding	2,638	(9)	*
Tracy S. McCormick	86,051		*
Kevin W. Monson	88,075		*
Ruth E. Stanoch	4,747		*
Douglas K. True	5,847	(10)	*
Other Named Executive Officers
Len D. Devaisher	6,746	(11)	*
Barry S. Ray	7,758	(12)	*
James M. Cantrell	16,843	(13)	*
Gary L. Sims	4,300	(14)	*
David E. Lindstrom	4,220	(15)	*
All directors, nominees and executive officers as a group (18 persons)	414,470		2.6%
*    Indicates that the individual or entity owns less than one percent of MidWestOne Financial’s common stock.
(1)The information contained in this column is based upon information furnished to us by the persons named above and as shown on our transfer records. The nature of beneficial ownership for shares shown in this column, unless otherwise noted, represents sole voting and investment power.
(2)The total number of shares of common stock issued and outstanding on March 1, 2022, was 15,701,625.
(3)Includes 5,698 shares allocated to his ESOP account. Also includes 112,986 shares for which Mr. Funk shares voting and investment power with his spouse.
(4)Includes 12,089 shares for which Mr. Albert shares voting and investment power with his spouse.
(5)Includes 20,668 shares owned by Mr. Donohue’s spouse and 400 shares held in an IRA for Mr. Donohue.
(6)Includes 3,500 shares held in a brokerage margin account for Mr. Greeff.
(7)Includes 100 shares held in his spouse’s trust and 2,000 shares held in his personal trust.
(8)Includes 1,094 shares for which Ms. Hauschildt shares voting and investment power with her spouse.
(9)Includes 408 shares held in an IRA for Mr. Kaeding.
(10)Includes 3,300 shares for which Mr. True shares voting and investment power with his spouse.

(11)    Includes 2,000 shares held in an IRA for Mr. Devaisher and 4,746 shares for which Mr. Devaisher shares voting and investment power with his spouse.
(12)    Includes 447 shares allocated to an ESOP account for Mr. Ray.
(13)    Includes 500 shares held in his IRA and 3,321 shares allocated to his ESOP account. Also includes 13,022 shares for which Mr.     Cantrell shares voting and investment power with his spouse.
(14)    Includes 404 shares allocated to an ESOP account for Mr. Sims.
(15)    Includes 403 shares allocated to an ESOP account for Mr. Lindstrom and 445 shares for which Mr. Lindstrom shares voting and investment power with his spouse.

Other Beneficial Owners
The following table sets forth certain information on each person known to the Company to be the beneficial owner of more than 5% of the Company's common stock.

Name and Address	Amount and Nature of Beneficial Ownership		Percent of Class(1)
John S. Koza 209 Lexington Avenue Iowa City, Iowa 52246	822,400	(2)	5.2%
BlackRock, Inc. 55 East 52nd Street New York, New York 10055	1,002,174	(3)	6.4%

(1)Based on the total number of shares of common stock issued and outstanding on March 1, 2022, of 15,701,625.
(2)Based on a Schedule 13G filed with the SEC on February 2, 2018. Excludes 60,325 shares owned by Mr. Koza’s spouse, over which Mr. Koza disclaims beneficial ownership. Includes 202,840 shares owned by Mr. Koza individually, and 619,560 shares held in trusts over which Mr. Koza holds sole investment and voting power. Mr. Koza retired from the Board in April 2014 and now serves as Director Emeritus.
(3)Based on a Schedule 13G filed with the SEC on February 3, 2022.

SECTION 16(a) REPORTS
Section 16(a) of the Exchange Act requires that our executive officers, directors and persons who own more than 10% of our common stock file reports of ownership and changes in ownership with the SEC. Based solely on our review of Section 16(a) forms filed with the SEC and, if appropriate, representations made to us by any reporting person concerning whether a Form 5 was required to be filed for 2021, we are not aware that any of our directors, executive officers or 10% shareholders failed to comply with the filing requirements of Section 16(a) during 2021.

CERTAIN RELATIONSHIPS AND RELATED-PERSON TRANSACTIONS
Our directors and executive officers and their associates were customers of, and had transactions with, MidWestOne Financial and our subsidiaries in the ordinary course of business during 2021. Additional transactions may be expected to take place in the future. All outstanding loans, commitments to loan, transactions in repurchase agreements, certificates of deposit and depository relationships were in the ordinary course of business and were made on substantially the same terms, including interest rates, collateral and repayment terms on the extension of credit, as those prevailing at the time for comparable transactions with other persons not related to MidWestOne Financial or MidWestOne Bank, and did not involve more than the normal risk of collectibility or present other unfavorable features. All such loans are approved by MidWestOne Bank’s board of directors in accordance with bank regulatory requirements. Additionally, the Audit Committee considers other non-lending transactions between a director and MidWestOne Financial, including its subsidiaries, to ensure that such transactions do not affect a director’s independence.
Additionally, pursuant to the Audit Committee’s written charter, the committee evaluates and pre-approves any non‑lending, material transaction between MidWestOne Financial and any director or officer. The charter does not provide any thresholds as to when a proposed transaction needs to be pre-approved, but the committee evaluates those proposed transactions that may affect a director’s independence (based on independence standards set forth in the Nasdaq listing rules and by the SEC) or create a perception that the transaction was not fair to MidWestOne Financial or not done at arm’s length. Generally, transactions which would not require disclosure in our proxy statement under SEC rules and regulations (without regard to the amount involved) do not require the committee’s pre-approval. A director may not participate in any discussion or approval by the committee of any related-party transaction with respect to which he or she is a related party, but must provide to the committee all material information reasonably requested concerning the transaction.
In 2021, the Bank, purchased $161,000 worth of workforce housing tax credits from a limited liability company that Kevin W. Monson, the Chair of the Board of the Company and the Bank, is a manager and member of. In accordance with Company policy requirements, the transaction and supporting documentation was reviewed and received pre-approval from the Audit Committee by means of a special vote that closed on July 5, 2021.

EQUITY COMPENSATION PLAN INFORMATION
The table below sets forth the following information as of December 31, 2021 for: (i) all equity compensation plans previously approved by our shareholders; and (ii) all equity compensation plans not previously approved by our shareholders:
(a)    the number of securities to be issued upon the exercise of outstanding options, warrants and rights;
(b)    the weighted-average exercise price of such outstanding options, warrants and rights; and
(c)    other than securities to be issued upon the exercise of such outstanding options, warrants and rights, the number of securities remaining available for future issuance under the plans.
Additional information regarding stock option plans is presented in Note 15 - Stock Compensation Plans in the notes to our consolidated financial statements, which are included in our Annual Report on Form 10-K for the year ended December 31, 2021.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights (1)	Weighted-average exercise price of outstanding options, warrants and rights (1)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by securityholders	148,082	$—	250,697
Equity compensation plans not approved by securityholders	—	—	—
Total	148,082	$—	250,697
(1)    The number of securities to be issued as shown in column (a) represents no outstanding options and 148,082 non-vested restricted stock units. The weighted-average exercise price shown in column (b) reflects only the weighted-average exercise price of the outstanding options and does not take into account the grant date fair value of the outstanding non-vested restricted stock units.

SHAREHOLDER COMMUNICATIONS WITH THE BOARD AND
NOMINATION AND PROPOSAL PROCEDURES
General Communications with the Board
Shareholders may contact MidWestOne Financial’s board of directors by contacting the Corporate Secretary at MidWestOne Financial Group, Inc., 102 South Clinton Street, P.O. Box 1700, Iowa City, Iowa 52244-1700 or (319) 356-5800. All communications will be forwarded directly to either the Chair of the Board, the Chair of the Audit Committee or the Chief Executive Officer, as appropriate, unless they are primarily commercial in nature or related to an improper or irrelevant topic.
Nominations for Director
In accordance with our bylaws, a shareholder may nominate a director for election to the board at an annual meeting of shareholders by delivering written notice of the proposed director nomination to our Corporate Secretary, at the above address, not less than 60 days nor more than 90 days in advance of the first anniversary date (month and day) of the previous year’s annual meeting (which in the case of the 2023 annual meeting of shareholders, will be no earlier than January 28, 2023, and no later than February 27, 2023). Such nominations must include the following information with respect to each nominee: name; age; business and residential address; principal occupation or employment; the class and number of shares of the Company’s stock which are beneficially owned by him or her; and any other information relating to him or her that would be required to be disclosed on Schedule 13D pursuant to regulations under the Exchange Act and pursuant to Regulation 14A under the

Exchange Act. In addition, the following information about the shareholder making the nomination must be included: name and address; name and principal address of any other beneficial shareholders known by him or her to support the shareholder’s nominee; and the class and number of shares of MidWestOne Financial’s stock which are beneficially owned by all such persons. Our board of directors may reject any nomination by a shareholder, and the proposed nomination will not be accepted if presented at the shareholder meeting, if such nomination is not timely made in accordance with the foregoing requirements. Nominations properly made in compliance with this paragraph may be brought before the annual meeting, but will not necessarily be included in our proxy statement.
Other Shareholder Proposals
In accordance with our bylaws, a shareholder may propose other business to be considered at an annual meeting of shareholders by delivering written notice of the proposed business to our Corporate Secretary, at the above address, not less than 60 days nor more than 90 days in advance of the first anniversary date (month and day) of the previous year’s annual meeting (which in the case of the 2023 annual meeting of shareholders, will be no earlier than January 28, 2023, and no later than February 27, 2023). Such notice to the Corporate Secretary must include: a brief description of the business desired to be brought before the annual meeting; the reasons for conducting such business at the annual meeting; any material interest in such business of such shareholder; and the beneficial owner, if any, on whose behalf the proposal is made. In addition, the following information about the shareholder making the proposal must be included: name and address of the shareholder and any other beneficial owner on whose behalf the proposal is brought; and the class and number of shares of MidWestOne Financial’s capital stock that are owned beneficially and of record by all such persons. Our board of directors may reject any proposal by a shareholder, and the proposal will not be accepted if presented at the shareholder meeting, if such proposal is not timely made in accordance with the foregoing requirements. Proposals properly made in compliance with this paragraph may be brought before the annual meeting, but will not necessarily be included in our proxy statement.
For all other shareholder proposals to be considered for inclusion in our proxy statement and form of proxy relating to our annual meeting of shareholders to be held in 2023, shareholder proposals must be received by our Corporate Secretary, at the above address, no later than 120 calendar days before the first anniversary date that our proxy statement was made available to shareholders in connection with the 2022 annual shareholders’ meeting (which will be November 15, 2022), and must otherwise comply with the rules and regulations set forth by the SEC, including Rule 14a-8 adopted under the Exchange Act.
ANNUAL REPORT AND FINANCIAL STATEMENTS; OTHER INFORMATION
A copy of our Annual Report on Form 10-K for the year ended December 31, 2021, which includes our financial statements as of and for the year ended December 31, 2021, preceded or accompanies this proxy statement.
If you would like a copy of our corporate governance guidelines, board committee charters or our Code of Business Conduct and Ethics, we will send you one without charge. Please write to:
Mr. Kenneth R. Urmie
Corporate Secretary
MidWestOne Financial Group, Inc.
102 South Clinton St.
P.O. Box 1700
Iowa City, Iowa 52244-1700
* * * * *
ALL SHAREHOLDERS ARE URGED TO SIGN, DATE AND MAIL THEIR PROXIES, OR VOTE BY TELEPHONE OR VOTE BY INTERNET, AS DESCRIBED IN THE NOTICE, PROMPTLY.

MIDWESTONE FINANCIAL GROUP, INC.
ATTN: KENNETH R. URMIE
102 SOUTH CLINTON ST.
P.O. BOX 1700
IOWA CITY, IA 52244-1700

SCAN TO
VIEW MATERIALS & VOTE

You can vote this proxy in one of three ways:
1) By Internet 2) By Telephone 3) By Mail

1) **VOTE BY INTERNET**
Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern time on April 27, 2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/MOFG2022

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

2) **VOTE BY PHONE - 1-800-690-6903**
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern time on April 27, 2022. Have your proxy card in hand when you call and then follow the instructions.

3) **VOTE BY MAIL**
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. To ensure your proxy is received in time to be counted in advance of the

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D68194-P65706

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

MIDWESTONE FINANCIAL GROUP, INC.

The Board of Directors recommends you vote FOR ALL the following:

	For All	Withhold All	For All Except
1. To elect the four individuals below to serve as Class III directors for a 3 year term expiring in 2025:	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

Nominees:

01) Janet E. Godwin
02) Matthew J. Hayek
03) Tracy S. McCormick
04) Kevin W. Monson

The Board of Directors recommends you vote FOR the following proposals:

	For	Against	Abstain
2. To approve, on a non-binding, advisory basis, the compensation of the named executive officers of the Company.	☐	☐	☐
3. To ratify the appointment of RSM US LLP to serve as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2022.	☐	☐	☐

Note: The proxies are authorized to vote, in their discretion, on such other business as may properly come before the meeting or any postponement or adjournment thereof.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

COMMON

THE DIRECTORS AND OFFICERS
OF MIDWESTONE
FINANCIAL GROUP, INC.
CORDIALLY INVITE YOU TO ATTEND THE
ANNUAL MEETING OF SHAREHOLDERS
THURSDAY, APRIL 28, 2022, 2:00 P.M. CDT
BY JOINING
THE VIRTUAL MEETING
WWW.VIRTUALSHAREHOLDERMEETING.COM/MOFG2022

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

D68195-P65706

REVOCABLE PROXY

MIDWEST*ONE* FINANCIAL GROUP, INC.
Annual Meeting of Shareholders
April 28, 2022, 2:00 P.M. CDT
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Charles N. Funk and Barry S. Ray, or either of them, as attorneys and proxies, each with the power of substitution, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this proxy, all of the shares of common stock of MIDWEST*ONE* FINANCIAL GROUP, INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held on Thursday, April 28, 2022, at 2:00 P.M., Central time, through an online virtual meeting at www.virtualshareholdermeeting.com/MOFG2022, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted FOR ALL nominees for director listed on the reverse side in proposal 1, FOR proposal 2, FOR proposal 3 and at the discretion of the appointed proxies on any other matters that may properly come before the meeting or any postponement or adjournment thereof.

Continued and to be signed on reverse side

MIDWESTONE FINANCIAL GROUP, INC.
ATTN: KENNETH R. URMIE
102 SOUTH CLINTON ST.
P.O. BOX 1700
IOWA CITY, IA 52240-1700

SCAN TO
VIEW MATERIALS & VOTE

1) You can vote this proxy in one of three ways:
1) By Internet 2) By Telephone 3) By Mail

VOTE BY INTERNET
Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern time on April 21, 2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/MOFG2022

2) You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

3) VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern time on April 21, 2022. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. To ensure your proxy is received in time to be counted in advance of the

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D68196-P65706 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

MIDWEST*ONE* FINANCIAL GROUP, INC.

The Board of Directors recommends you vote FOR ALL the following:

	For All	Withhold All	For All Except
1. To elect the four individuals below to serve as Class III directors for a 3 year term expiring in 2025:	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Janet E. Godwin
02) Matthew J. Hayek
03) Tracy S. McCormick
04) Kevin W. Monson

The Board of Directors recommends you vote FOR the following proposals:

	For	Against	Abstain
2. To approve, on a non-binding, advisory basis, the compensation of the named executive officers of the Company.	☐	☐	☐
3. To ratify the appointment of RSM US LLP to serve as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2022.	☐	☐	☐

Note: The proxies are authorized to vote, in their discretion, on such other business as may properly come before the meeting or any postponement or adjournment thereof.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

ESOP

THE DIRECTORS AND OFFICERS
of MIDWEST*ONE*
FINANCIAL GROUP, INC.
CORDIALLY INVITE YOU TO ATTEND THE
ANNUAL MEETING OF SHAREHOLDERS
THURSDAY, APRIL 28, 2022, 2:00 P.M. CDT
BY JOINING
THE VIRTUAL MEETING
WWW.VIRTUALSHAREHOLDERMEETING.COM/MOFG2022

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

D68197-P65706

REVOCABLE PROXY

MIDWEST*ONE* FINANCIAL GROUP, INC.
Annual Meeting of Shareholders
April 28, 2022, 2:00 P.M. CDT
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Charles N. Funk and Barry S. Ray, or either of them, as attorneys and proxies, each with the power of substitution, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this proxy, all of the shares of common stock of MIDWEST*ONE* FINANCIAL GROUP, INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held on Thursday, April 28, 2022, at 2:00 P.M., Central time, through an online virtual meeting at www.virtualshareholdermeeting.com/MOFG2022, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted FOR ALL nominees for director listed on the reverse side in proposal 1, FOR proposal 2, FOR proposal 3 and at the discretion of the appointed proxies on any other matters that may properly come before the meeting or any postponement or adjournment thereof.

Continued and to be signed on reverse side